SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                                (Amendment No. )

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Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to (s)240.14a-12

                             Sovereign Bancorp, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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

                           [SOVEREIGN LOGO--OMITTED]



March 26, 2001

Dear Shareholder:

     Sovereign Bancorp, Inc. will hold its 2001 Annual Meeting of Shareholders on Thursday, April 26, 2001 at 10:00 a.m. in the Empire Ballroom of the Sheraton Boston Hotel, 39 Dalton Street, Boston, Massachusetts.

     Sovereign's Board of Directors believes that it is important for Sovereign's shareholders to participate personally in the process by which Sovereign's directors are elected. The election of diligent, active, involved and responsible directors is the cornerstone of corporate governance at Sovereign. Sovereign's Board actively chooses, directs and compensates Sovereign's senior management, establishes programs to oversee Sovereign's compliance with laws and reviews corporate plans, policies and commitments with a view to representing all of Sovereign's stakeholders, including its shareholders, customers, team members, and the communities Sovereign serves.

     THE NOTICE AND PROXY STATEMENT, WHICH ARE SET FORTH IN THE FOLLOWING PAGES, DESCRIBE THE BUSINESS TO BE CONDUCTED AT THE MEETING. PROPOSALS 1, 2 AND 3 TO BE ACTED ON AT THE MEETING HAVE BEEN UNANIMOUSLY APPROVED AND RECOMMENDED BY SOVEREIGN'S BOARD OF DIRECTORS. PLEASE CAREFULLY READ THE DESCRIPTION OF THE PROPOSALS AND VOTE FOR THEIR ADOPTION.

     Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the Meeting, we urge you to complete, sign, date and return the enclosed proxy card as soon as possible in the enclosed envelope. This will not prevent you from voting in person at the Meeting but will assure that your vote is counted if you are unable to attend.

     ADMISSION TO THE MEETING WILL BE BY TICKET ONLY. IF YOU ARE A SHAREHOLDER PLANNING TO ATTEND THE MEETING, PLEASE RETAIN THE ADMISSION TICKET INCLUDED INSIDE THE PROXY STATEMENT AND PRESENT IT AT THE MEETING. IF YOU PLAN TO ATTEND THE MEETING, PLEASE PROVIDE THE INFORMATION REQUESTED ON THE ATTENDANCE CARD INCLUDED INSIDE THE PROXY STATEMENT AND RETURN IT AS SOON AS POSSIBLE.

     We urge you to participate in the Meeting in person or by proxy. Thank you very much for your continued interest in Sovereign.

                                           Sincerely,


                                           /s/RICHARD E. MOHN
                                           -----------------------------
                                           Richard E. Mohn
                                           Chairman of the Board


                                           /s/JAY S. SIDHU
                                           -----------------------------
                                           Jay S. Sidhu
                                           President and Chief Executive Officer

                           [SOVEREIGN LOGO--OMITTED]


                              --------------------

                                     NOTICE
                                       OF
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 26, 2001

                              --------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Meeting") of Sovereign Bancorp, Inc. ("Sovereign") will be held on Thursday, April 26, 2001, at 10:00 a.m. (Eastern Time) in the Empire Ballroom of the Sheraton Boston Hotel, 39 Dalton Street, Boston, Massachusetts, for the following purposes:

          (1) To elect two (2) Class II directors of Sovereign to serve for a term of three years and until their successors shall have been elected and qualified;

          (2) To act upon the 2001 Stock Incentive Plan (the "2001 Plan");

          (3) To ratify the appointment by Sovereign's Board of Directors of Ernst & Young LLP as Sovereign's independent auditors for the fiscal year ending December 31, 2001; and

          (4) To transact such other business as may properly be presented at the Meeting.

     Shareholders of record at the close of business on March 1, 2001 are entitled to notice of, and to vote at, the Meeting.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                                             By Order Of The Board Of Directors


                                             /s/LAWRENCE M. THOMPSON, JR.
                                             ----------------------------
                                             LAWRENCE M. THOMPSON, JR.
                                             Secretary

Philadelphia, Pennsylvania
March 26, 2001

                             SOVEREIGN BANCORP, INC.

                         -------------------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 26, 2001

                         -------------------------------

                               GENERAL INFORMATION

     SOLICITATION OF PROXIES. The Board of Directors of Sovereign Bancorp, Inc. ("Sovereign"), parent company of Sovereign Bank, is providing this Proxy Statement to solicit proxies for use at Sovereign's annual meeting of shareholders to be held on April 26, 2001, or any adjournment thereof (the "Meeting"). Sovereign is first mailing this Proxy Statement and the accompanying proxy on or about March 26, 2001. Sovereign will pay the expense of soliciting proxies. Sovereign expects to solicit proxies primarily by mail. Sovereign's directors, officers and team members may also solicit proxies personally, by telephone and by telegraph. In addition, Sovereign has retained Georgeson & Company, Inc. to assist with the solicitation of proxies at an estimated cost of $7,500, plus reasonable out-of-pocket expenses.

     VOTING AND REVOCATION OF PROXIES. The execution and return of the enclosed proxy will not affect a shareholder's right to attend the Meeting and vote in person. Any shareholder giving a proxy may revoke it at any time before it is exercised by submitting written notice of its revocation or a subsequently executed proxy bearing a later date to the Secretary of Sovereign, or by attending the Meeting and electing to vote in person. Shareholders of record at the close of business on March 1, 2001 (the "Record Date"), are entitled to notice of, and to vote at, the Meeting. On the Record Date, there were 251,195,041 shares of Sovereign common stock outstanding, each of which will be entitled to one vote at the Meeting.

     If the enclosed proxy is appropriately marked, signed and returned in time to be voted at the Meeting, the shares represented by the proxy will be voted in accordance with the instructions marked thereon. Signed proxies not marked to the contrary will be voted "FOR" the election, as directors, of the Board of Directors' nominees; "FOR" the approval of the 2001 Plan; and "FOR" the ratification of Ernst & Young LLP as Sovereign's independent auditors for 2001. Signed proxies will be voted "FOR" or "AGAINST" any other matter that properly comes before the Meeting or any adjournment thereof, in the discretion of the persons named as proxyholders, including with respect to any matters not complying with the advance notice provisions set forth in Sovereign's Bylaws.

     QUORUM. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast will constitute a quorum at the Meeting. Abstentions with respect to one or more proposals voted upon at the Meeting will be included for purposes of determining the presence of a quorum at the Meeting.

     ATTENDANCE AT THE MEETING. Attendance at the Meeting will be limited to shareholders as of the Record Date, their authorized representatives and guests of Sovereign. Admission will be by ticket only. If you are a shareholder planning to attend the Meeting, please retain the admission ticket included inside the Proxy Statement and present it at the Meeting. Tickets may be issued to others at the discretion of Sovereign. If you plan to attend the Meeting, please provide the information requested on the attendance card included inside the Proxy Statement and return it as soon as possible.

                 INFORMATION CONCERNING THE BOARD OF DIRECTORS,
              SOVEREIGN'S GOVERNANCE PROCEDURES AND COMMITTEES OF
                             THE BOARD OF DIRECTORS

     Sovereign's Articles of Incorporation provide that the number of Sovereign directors shall consist of not less than six nor more than twenty members, as fixed by the Board of Directors from time to time. The Articles also divide the Board into three classes, which under applicable law, must be, in terms of the number of directors in each class, as nearly equal as possible.

     Consistent with its perception of good principles of corporate governance, Sovereign historically has required that the preponderance of its Board consist of outside, non-employee directors, and has delegated important policy making and oversight functions to committees which also consist predominantly of outside directors. A description of the committees which possess significant corporate governance responsibilities is set forth below.

     o Sovereign's Audit Committee consists of three directors, all of whom are outside directors. Sovereign's Audit Committee serves as the principal liaison among the Board of Directors, Sovereign's independent auditors and Sovereign's internal audit function. It is responsible for, among other things, reporting to Sovereign's Board on the results of the annual audit. The Committee reviews and evaluates the scope of the audit, accounting policies and reporting practices, internal auditing, internal controls, security procedures and other matters considered appropriate. The Committee also reviews the performance of Sovereign's independent auditors in connection with the audit of Sovereign's financial statements. Importantly, from a corporate governance perspective, the Audit Committee also regularly evaluates the independent auditors' independence from Sovereign and Sovereign's management. Depending on the nature of matters under review, the outside auditors, and such officers and other team members, as necessary, attend all or part of the meetings of the Committee. Sovereign's Audit committee met five times during 2000.

     o Sovereign's Nominating Committee consists of six directors, five of whom are outside directors. Sovereign's Bylaws provide for both shareholder and Board nomination of director candidates. The Committee has the important task of taking the first step toward assuring good corporate governance by identifying, reviewing and recommending, to the full Board, potential nominees for submission to Sovereign's shareholders for election as directors of Sovereign or for election to fill vacancies on the Board. The Committee strives to identify, review and recommend only those nominees who appear to possess (i) the highest personal and professional ethics, integrity and values; (ii) sufficient education and breadth of experience to understand, evaluate and suggest solutions to the many problems facing financial institutions in an increasingly competitive environment; (iii) a reasoned and balanced commitment to Sovereign's social responsibilities; (iv) an interest in and the availability of time to be involved in Sovereign's affairs over a sustained period; (v) the reputation and stature required to represent Sovereign in the communities Sovereign serves, as well as before Sovereign's shareholders and other stakeholders; (vi) a willingness to objectively appraise management performance in the interest of Sovereign and its stakeholders; (vii) an open mind on all policy issues affecting the overall interests of Sovereign and its stakeholders; and (viii) willingness to participate only in other activities or interests which do not create a conflict, or the appearance of a conflict, with the director's responsibilities to Sovereign and its stakeholders. The Committee's review of candidates is performed without regard to gender, race or religious affiliation. One of the objectives of this review is to have a Board which consists of members with a mix of diverse backgrounds, skills, experiences and personalities which will foster, not only good decision making, but also the chemistry to create an environment encouraging active, constructive, and informed participation among Board members. The Committee met three times during 2000.

     o Sovereign's Ethics and Corporate Governance Committee, which Sovereign believes to be one of the few such Board committees in the United States, consists of six directors, five of whom are outside directors. The Committee monitors, oversees and reviews compliance, by Sovereign's directors, officers and team members with Sovereign's Code of Conduct. Sovereign's Code of Conduct regulates potential conflicts of interest and transactions between Sovereign and its affiliates, the possible misuse or abuse of confidential information by Sovereign affiliates, and trading in Sovereign stock by Sovereign affiliates. The Committee function, therefore, is to assure, to the extent practicable, that Sovereign's directors, management, other affiliates and team members act in accordance with the highest standards of professional and ethical conduct. When exercising its authority, the Committee is required to consider Sovereign's mission, vision and values, including the impact of its actions on Sovereign's stakeholders, including Sovereign's shareholders, customers and team members, and the communities Sovereign serves. The Committee also is required to periodically review Sovereign's Code of Conduct and to make recommendations to the Board with respect to modification. During 1996 Sovereign expanded the scope of the responsibility of this Committee to specifically include corporate governance matters. The Committee met two times during 2000.

     o Sovereign's Compensation Committee consists of five directors, all of whom are outside directors. This Committee is responsible for the important task of studying and making recommendations to the Board on compensating and providing incentive to executive management, principally Sovereign's Chief Executive Officer. Among other responsibilities, the Committee makes appraisals of the Chief Executive Officer. In addition, the Committee reviews Sovereign's executive compensation structure in an effort to insure that executive compensation (i) is competitive and (ii) is closely linked to Sovereign's financial performance. The Committee also attempts to assure, through programs which are substantially weighted in favor of the use of Sovereign stock as a compensation medium, that the interests of executive management are aligned, to the extent practicable, with the interests of Sovereign's shareholders. This Committee met five times during 2000.

     Sovereign also maintains a number of other important committees, including Sovereign's Merger and Acquisition Committee, Sovereign's Retirement Savings Plan Committee and Sovereign's Executive Committee. Sovereign's Merger and Acquisition Committee, which met one time during 2000, consists of four directors, three of whom are outside directors. The Committee reviews Sovereign's strategic options, including acquisitions, mergers of equals and the sale of Sovereign. Sovereign's Retirement Savings Plan Committee, which met two times during 2000, presently consists of four directors, three of whom are outside directors. This Committee monitors Sovereign's Employee Stock Ownership Plan, Stock Purchase Plan, 401(k) Retirement Plan and Sovereign's Deferred Compensation Plans and Programs. This Committee also approves Sovereign's investment policy and guidelines, reviews investment performance, and appoints and retains trustees and investment managers for Sovereign's retirement plans. The Board of Directors also has an Executive Committee, which has the ability to exercise all of the powers of the Board in the management and direction of the business and affairs of Sovereign between Board meetings, except those, which by statute, are reserved to the Board of Directors. This Committee, which met two times during 2000, consists predominately of outside directors.

     Also consistent with its perception of good corporate governance, Sovereign's Board, working with management, has established a series of practices and procedures to assure a flow of information about Sovereign's business to its directors in an effort to maximize continued active interest, involvement and participation by Board members, as well as diligent and effective Board decision making.

     New Sovereign directors receive manuals which include information on Sovereign's vision, mission, values and style, as well as copies of Sovereign's Bylaws, policies, procedures and guidelines. They are also provided with an opportunity to meet with Sovereign's management and visit Sovereign's facilities.

     Pre-meeting materials are routinely distributed to Board members in advance of meetings. These materials include in-depth reports on each of Sovereign's critical success factors, including reports on asset quality, cost containment, revenue enhancement, interest rate risk management and other risks. These materials also include reports for Sovereign's major business units, consisting not only of financial data, but also production, sales and marketing data and information on market and industry trends as well. These materials also include background and write-ups on items coming before the Board. In an effort to be informed, directors also periodically meet with management teams in Sovereign's various lines of business and visit various geographic markets served by Sovereign, as well as other Sovereign locations germane to the decision making process.

     Senior and executive officers routinely attend at least a portion of every Board meeting and they, and other members of management, frequently brief and seek advice from the Board, not only on items coming before the Board, but also on new products, marketing strategies and human resource initiatives. The Board periodically invites professionals and representatives of securities firms to make presentations to the Board in order to make the Board more aware, among other things, of investor perceptions of Sovereign. The Board also periodically meets with Sovereign's regulators in order for these regulators to make the Board more aware of the changing regulatory environment, and industry trends, as well as to discuss their assessment of Sovereign. Board members take these and other opportunities to actively discuss Sovereign specific and industry specific information and trends with these officers and other visitors.

     Sovereign's Board meets once or twice each year, over a two-day period, with Sovereign's executive management team to review Sovereign's business plans, discuss corporate strategy and evaluate Sovereign's strengths, weaknesses, opportunities and threats, as well as to review Sovereign's progress against Sovereign's vision, mission, values and critical success factors.

     Sovereign's Board also extensively studies Sovereign's strategic alternatives including sale, continuing its current strategy, or engaging in a merger of equals at least once a year. Sovereign has pursued this policy for the past several years and expects to continue it in the future, particularly in light of rapidly changing competitive conditions. Investment banking firms are usually asked to provide material for and/or to make presentations to or otherwise assist the Board at these sessions.

     In addition, Sovereign's Board has identified the following areas of Board and Board Committee involvement and responsibility as its principal areas of focus in its efforts to achieve good corporate governance and to represent Sovereign's stakeholders effectively:

     o Ongoing active and participatory review of Sovereign's strategic plan and its long range goals and of Sovereign's performance against such plan and goals, and the evaluation of the desirability, as appropriate, of modifications to such plans and goals;

     o Monitoring of Sovereign's activities which may pose significant risks to Sovereign and of Sovereign's programs to respond to and contain such risks;

     o Ongoing review and monitoring of Sovereign's progress in achieving its critical success factors, including assessment of the development of Sovereign's key team members;

     o Periodic, independent and objective review of the performance and development of the Chief Executive Officer and other members of executive management and their compensation relative to such performance;

     o Ongoing review of Sovereign's adherence to its corporate "Mission," "Vision" and "Values," which include Sovereign's articulation of its responsibilities to its stakeholders, including its shareholders, customers, team members, and the communities Sovereign serves;

     o Periodic study, using outside resources, of Sovereign's strategic alternatives, including sale, continuing its current strategy, or engaging in a merger of equals;

     o Ongoing review of, and compliance with, Sovereign's policies and procedures, particularly its Code of Conduct, and other policies designed to assure compliance by Sovereign with law and regulation;

     o Review of the selection process for nominees for election to Sovereign's Board and the overall quality, interest, diligence, participation and contribution of its members; and

     o The availability, dissemination and explanation of the information which the Board and management believe is needed for the Board to perform its duties diligently and effectively in the interest of Sovereign's stakeholders.

     The Board of Directors and the Executive Committee of the Board met a total of 16 times during 2000. Each director attended at least 75% of the total number of meetings of the Board and its Committees on which the director served during 2000 based on the number of such meetings held during the period for which each person served as a director or on a Committee.

     In addition to consisting principally of outside directors, Sovereign's Board occasionally meets with only outside directors in attendance at a meeting or a portion thereof. It also otherwise acts in an independent manner and considers itself to be interested, diligent, actively involved in Sovereign's affairs and otherwise dedicated to principles of good corporate governance.

     In what it perceives as an important action from the perspective of Sovereign's shareholders, Sovereign's Board, in January 1998, adopted a policy which requires directors, and certain key officers to own, by certain dates, a specified dollar value of Sovereign stock geared generally to their degree of responsibility or salary levels. Under this policy, Sovereign directors, Sovereign Bank directors, Sovereign's CEO and Sovereign executive management are required to beneficially own shares of common stock having a value of $100,000, $50,000, six times base salary, and three times base salary, respectively, at all times during their tenure with Sovereign. Sovereign directors and Sovereign's CEO achieved the ownership requirement by December 31, 1999 as mandated by the policy, except Mr. Brian Hard and John A. Fry, who, as new directors of Sovereign, have until December 31, 2002 and December 31, 2004, respectively, to achieve their ownership requirements. Members of Sovereign's executive management already achieved the ownership requirement before the mandated completion date of December 31, 2002, except Mr. Campanelli and Mr. Hamill, who have until December 31, 2003 and December 31, 2005, respectively, to achieve their ownership requirements. The completion date for Sovereign Bank directors is December 31, 2001. Senior management and members of Sovereign's Senior Leaders Team are required to beneficially own shares of Sovereign common stock having a value of two times base salary by December 31, 2003. Shares of Sovereign common stock subject to unexercised stock options and shares allocated to the account of a Sovereign employee under Sovereign's Employee Stock Ownership Plan are not considered beneficially owned for purposes of the policy. Sovereign's Board took this action, with the concurrence of its Ethics and Corporate Governance Committee, in an effort to assure that the interests of directors, officers and certain key employees are more completely aligned with those of Sovereign's shareholders.

     As of March 1, 2001, Sovereign's directors, executive officers and employees (through employee benefit plans or programs) owned, after giving effect to shares allocated under Sovereign's Employee Stock Ownership Plan and the exercise of both vested and non-vested options, approximately 16,167,675 shares of Sovereign common stock, representing approximately 6.26% of Sovereign's outstanding shares.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors of Sovereign is composed of three independent directors. The members of the Audit Committee are Messrs. Hard and Rothermel and Mrs. Oberholtzer.

     The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the Audit Committee's Charter is attached to this Proxy Statement as Exhibit "A".

     The Audit Committee has reviewed the audited financial statements of Sovereign for the fiscal year ended December 31, 2000 and discussed them with management and Sovereign's independent accountants, Ernst & Young LLP. The Audit Committee also has discussed with the independent accountants the matters required to be discussed by the U.S. Statement of Auditing Standards No. 61.

     The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, has considered whether the provision of non-audit services by the independent auditors to Sovereign is compatible with maintaining the auditors' independence, and has discussed with the auditors the auditors' independence.

     Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that Sovereign's audited financial statements for the fiscal year ended December 31, 2000 be included in Sovereign's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

                      Brian Hard, Audit Committee Chairman
                      Rhoda S. Oberholtzer
                      Daniel K. Rothermel

                              ELECTION OF DIRECTORS

     Sovereign's Board of Directors currently consists of seven members and is divided into three classes: Class I directors, whose term expires in 2003; Class III directors, whose term expires in 2002; and Class II directors, whose present term expires in 2001 at the Meeting and, if and when elected at the Meeting, whose term will expire in 2004.

     Mr. G. Arthur Weaver retired as a Class III director effective May 18, 2000. Upon Mr. Weaver's retirement from the Board, the Board of Directors reduced the size of the Board from seven to six members. Effective January 18, 2001, the board of Directors increased the size of the Board from six to seven members by increasing the size of Class II from two to three members. Upon the increase in the size of the Board, Jay S. Sidhu resigned as a Class III director, and the remaining members of the Board immediately elected and appointed Mr. Sidhu as a Class II director to fill the vacancy resulting from the increase in size of Class II. The Board of Directors appointed and elected Mr. John A. Fry as a Class III director effective January 18, 2001 to fill the vacancy in Class III caused by the resignation of Mr. Sidhu. Mrs. Rhoda S. Oberholtzer, a Class II director, has reached the age of 70 and is retiring from the Board as of April 26, 2001, and, upon her retirement, the size of the Board of Directors will be reduced from seven to six members by reducing the size of Class II from three to two members.

     The Board of Directors has unanimously nominated Mr. Jay S. Sidhu and Mr. Daniel K. Rothermel for election as Class II directors of Sovereign. Each of the nominees has consented to being named in this Proxy Statement and to serve if elected. If any of the nominees become unable to accept nomination or election, the persons named in the proxy may vote for a substitute nominee selected by the Board of Directors. Sovereign's management, however, has no present reason to believe that any nominee listed below will be unable to serve as a director, if elected.

     The two nominees who receive the highest number of votes cast at the Meeting will be elected Class II directors. Shares represented by properly executed proxies in the accompanying form will be voted for the Class II nominees named below unless otherwise specified in the proxy by the shareholder. Any shareholder who wishes to withhold authority from the proxyholders to vote for the election of directors or to withhold authority to vote for any individual nominee may do so by marking his or her proxy to that effect. Shareholders cannot cumulate their votes for the election of directors. No proxy may be voted for a greater number of persons than the number of nominees named.

     The following table sets forth certain information concerning (i) the nominees for election as Class II directors of Sovereign, (ii) the continuing Class I and Class III directors of Sovereign, (iii) each named present or former executive officer of Sovereign identified in the summary compensation table on page 14, and (iv) all Sovereign directors and executive officers as a group, including their beneficial ownership of shares of common stock of Sovereign as of the Record Date. Unless otherwise indicated, each such Sovereign director and each such named executive officer holds sole voting and investment power over the shares listed as beneficially owned and the shares listed constitute less than 1% of the outstanding shares. Unless otherwise indicated in a footnote, shares indicated as being subject to options are shares issuable pursuant to options outstanding and vested under Sovereign's stock option plans. Time in service for certain directors includes time served as a director of Sovereign's and Sovereign Bank's predecessor institutions.




                                                                                    AMOUNT AND              PERCENTAGE
                                                              DIRECTOR         NATURE OF BENEFICIAL          COMMON
NAME                                                AGE        SINCE               OWNERSHIP(1)               STOCK
----                                                ---        -----           -------------------          ----------
NOMINEES AS CLASS II DIRECTORS
  TO SERVE UNTIL 2004
Daniel K. Rothermel.............................    62          1976                181,115(2)                   --
Jay S. Sidhu....................................    49          1987              3,308,602(3)                 1.31%

CONTINUING CLASS I DIRECTORS
  TO SERVE UNTIL 2003
Brian Hard......................................    55          1999                 30,952                      --
Cameron C. Troilo, Sr...........................    62          1997                714,701(4)                   --

CONTINUING CLASS III DIRECTORS
  TO SERVE UNTIL 2002
Richard E. Mohn.................................    69          1981                532,284(5)                   --
John A. Fry.....................................    40          2000                    858                      --

EXECUTIVE OFFICERS
Dennis S. Marlo(6)..............................    58          N/A               1,250,065(7)                   --
Lawrence M. Thompson, Jr. ......................    48          N/A                 629,836(8)                   --
John P. Hamill(9)...............................    60          N/A                  45,000(10)                  --
Joseph P. Campanelli(11)........................    44          N/A                 156,514(12)                  --
All Sovereign Directors and
  executive officers as a group
  (ten persons) ................................   N/A          N/A               6,849,927(13)(14)            2.70%


-------------------

(1) The table reflects data supplied by each director and executive officer. The table also reflects shares of Sovereign common stock owned by the trustee of the Sovereign Employee Stock Ownership Plan (the "Sovereign ESOP") which have been allocated to the accounts of the executive officers identified in the table, and as a group.

(2) Mr. Rothermel holds shared voting and investment power over 8,041 shares. Shares and percent include 3,341 shares held by Mr. Rothermel's spouse with respect to which Mr. Rothermel disclaims beneficial ownership. Shares and percent include 106,151 shares subject to vested options.

(3) Mr. Sidhu holds shared voting and investment power over 660,978 shares. Shares and percent include 1,099,781 shares subject to vested options and 29,049 shares held by Sovereign's 401(k) Retirement Plan that are allocated to Mr. Sidhu's account and over which he exercises voting power. Shares and percent include 21,696 shares purchased and held by the Sovereign ESOP which are allocated to Mr. Sidhu's account and over which he exercises voting power. Shares and percent include 262,374 shares and 31,837 shares of Sovereign common stock purchased under the Sovereign Bonus Recognition and Retention Plan and the Sovereign Bonus Award Program, respectively, which shares are subject to the applicable vesting schedules of such plans.

(4) Mr. Troilo holds shared voting and investment power over 487,054 shares. Shares and percent include 72,000 shares subject to vested options.

(5) Mr. Mohn holds shared voting and investment power over 166,340 shares. Shares and percent include 127,324 shares subject to vested options.

(6) Upon completion of Sovereign's acquisition of ML Bancorp, Inc. on February 28, 1998, Mr. Marlo, the former President and Chief Executive Officer of ML Bancorp, Inc., served as President of the Pennsylvania Division of Sovereign Bank from February 28, 1998 until he was appointed Chief Financial Officer and Treasurer of Sovereign effective May 18, 1998.

(7) Mr. Marlo holds shared voting and investment power over 14,507 shares. Mr. Marlo's shares and percent include 671,823 shares subject to vested options and 2,103 shares held by Sovereign's 401(k) Retirement Plan which are allocated to Mr. Marlo's account and over which he exercises voting power. Shares and percent include 1,345 shares purchased and held by the Sovereign ESOP that are allocated to Mr. Marlo's account and over which he exercises voting power. Shares and percent include 21,208 shares and 9,358 shares of Sovereign common stock purchased under the Sovereign Bonus Recognition and Retention Plan and the Sovereign Bonus Award Program, respectively, which shares are subject to the applicable vesting schedules of such plans.

(8) Mr. Thompson holds shared voting and investment power over 114,527 shares. Mr. Thompson's shares and percent include 365,678 shares subject to vested options and 7,035 shares held by Sovereign's 401(k) Retirement Plan which are allocated to Mr. Thompson's account and over which he exercises voting power. Shares and percent include 16,813 shares purchased and held by the Sovereign ESOP that are allocated to Mr. Thompson's account and over which he exercises voting power. Shares and percent include 43,710 shares and 13,426 shares of Sovereign common stock purchased under the Sovereign Bonus Recognition and Retention Plan and the Sovereign Bonus Award Program, respectively, which shares are subject to the applicable vesting schedules of such plans.

(9) Mr. Hamill joined Sovereign Bank in January 2000 as Chairman and Chief Executive Officer of the Sovereign Bank New England division of Sovereign Bank. Previously, he served as President of Fleet National
     Bank-Massachusetts and President of Shawmut Corporation.

(10) Mr. Hamill was not eligible to participate in the Sovereign ESOP in 2000 and has elected to not participate in Sovereign's 401(k) Retirement Plan.

(11) Mr. Campanelli, a former officer of Fleet Financial Group, Inc. ("Fleet"), joined Sovereign as Executive Vice President of Sovereign Bank upon completion of Sovereign's acquisition of Fleet's auto finance operations in September 1997. He was appointed Division President and Chief Operating Officer of the Sovereign Bank New England division of Sovereign Bank in January 2000. Since November 2000, Mr. Campanelli has also served as President and Chief Executive Officer of Sovereign Bank's Commercial and Business Banking Group.

(12) Mr. Campanelli's shares and percent include 110,749 shares subject to vested options and 5,675 shares held by Sovereign's 401(k) Retirement Plan which are allocated to Mr. Campanelli's account and over which he exercises voting power. Shares and percent include 1,345 shares purchased and held by the Sovereign ESOP that are allocated to Mr. Campanelli's account and over which he exercises voting power. Shares and percent include 21,754 shares and 9,285 shares of Sovereign common stock purchased under the Sovereign Bonus Recognition and Retention Plan and the Sovereign Bonus Award Program, respectively, which shares are subject to the applicable vesting schedules of such plans.

(13) In the aggregate, these persons hold shared voting and investment power over 1,451,447 shares. Shares and percent include 2,577,506 shares subject to vested options and 43,862 shares held by Sovereign's 401(k) Retirement Plan allocated to the executive officers' accounts and over which they exercise voting power. Shares and percent include 41,199 shares purchased and held by the Sovereign ESOP that are allocated to participant accounts and over which they exercise voting power. Shares and percent include 349,046 shares and 63,906 shares purchased under the Sovereign Bonus Recognition and Retention Plan and the Sovereign Bonus Award Program, respectively, which shares are subject to the vesting schedule of such plans.

(14) Under a policy adopted by Sovereign's Board in January 1998, Sovereign's non-employee directors, Mr. Sidhu, Mr. Marlo and Mr. Thompson are required to beneficially own shares of Sovereign common stock having a value of $100,000, six times base salary, three times base salary and three times base salary, respectively, at all times during their tenure with Sovereign. Non-employee directors achieved the ownership requirement by December 31, 1999 as mandated by the policy, except for Mr. Brian Hard and John A. Fry, who, as new directors of Sovereign, have until December 31, 2002 and December 31, 2004, respectively, to achieve their ownership requirement. Mr. Sidhu achieved the ownership requirement by December 31, 1999 as mandated by the policy. Messrs. Marlo and Thompson have already achieved the ownership requirement before the mandated completion date of December 31, 2002. Mr. Campanelli and Mr. Hamill have until December 31, 2003 and December 31, 2005, respectively, to achieve their respective ownership requirements. Shares of Sovereign common stock subject to unexercised stock options and shares allocated to the account of Messrs. Sidhu, Marlo and Thompson under Sovereign's ESOP are not considered beneficially owned for purposes of the policy. Messrs. Sidhu, Marlo and Thompson and the non-employee directors have met their respective ownership requirements as of the date of this Proxy Statement.

     The principal occupation and business experience during the last five years of, and other information with respect to, each nominee for election as a director of Sovereign and of each continuing director of Sovereign is as follows:

     JOHN A. FRY. Mr. Fry became the Executive Vice President and Chief Operating Officer of the University of Pennsylvania in 1995. He was elected to Sovereign's Board effective January 18, 2001, and has served as a director of Sovereign Bank since June 2000. Mr. Fry is a trustee and director of various mutual fund companies in the Delaware Investment Company family of mutual funds.

     BRIAN HARD. Mr. Hard became President of Penske Truck Leasing in 1988. The company is one of the largest transportation services companies in North America, employing 22,000 people and operating more than 200,000 commercial trucks. He was elected to Sovereign's Board effective November 1, 1999, and has served as a director of Sovereign Bank since 1996. Mr. Hard serves as a member of Sovereign's Executive, Compensation, Ethics and Corporate Governance, Nominating and Retirement Savings Plan Committees and also serves as Chairman of Sovereign's Audit Committee.

     RICHARD E. MOHN. Mr. Mohn became Chairman of the Board of Sovereign Bank in November 1989, and Chairman of Sovereign in May 1995. Mr. Mohn is the retired Chairman of Cloister Spring Water Company, Lancaster, Pennsylvania. Mr. Mohn serves as a member of Sovereign's Executive, Compensation, Ethics and Corporate Governance, Merger and Acquisition and Retirement Savings Plan Committees and also serves as Chairman of Sovereign's Nominating Committee. Mr. Mohn has served on Sovereign's, Sovereign Bank's or predecessor institutions' boards, committees, or advisory boards for 25 years.

     DANIEL K. ROTHERMEL. Mr. Rothermel became President and Chief Executive Officer of Cumru Associates, Inc., a private holding company in 1989. He retired in 1989 as Vice President, General Counsel and Secretary of Carpenter Technology Corporation, a publicly held specialty steel manufacturer, a position he held for more than ten years. Mr. Rothermel serves as Chairman of the Executive Committee and also serves as a member of Sovereign's Audit, Compensation, Ethics and Corporate Governance, Merger and Acquisition and Nominating Committees.

     JAY S. SIDHU. Mr. Sidhu became President and Chief Executive Officer of Sovereign in November 1989, and was named President and Chief Executive Officer of Sovereign Bank in March 1989. Mr. Sidhu previously served as Treasurer and Chief Financial Officer of Sovereign since the organization of Sovereign in 1987. Mr. Sidhu serves as a member of Sovereign's Executive, Ethics and Corporate Governance, Retirement Savings Plan and Nominating Committees, and also serves as Chairman of Sovereign's Merger and Acquisition Committee.

     CAMERON C. TROILO, Sr. Mr. Troilo is the owner and President of Cameron C. Troilo, Inc., a holding company for entities engaged in the construction, building material supply, and real estate management businesses. Mr. Troilo previously served as Vice Chairman of Yardley Savings & Loan Association, which was acquired by Sovereign Bank in 1989. He presently serves on the Executive, Ethics and Corporate Governance, Merger and Acquisition and Nominating Committees, and also serves as Chairman of Sovereign's Compensation Committee.

COMPENSATION PAID TO DIRECTORS

     Sovereign believes that the amount, form and methods used to determine compensation are important ingredients in (i) attracting and maintaining directors who are independent, interested, diligent and actively involved in Sovereign's affairs, and (ii) more substantially aligning the interests of Sovereign's directors with the interests of Sovereign's stakeholders.

     In 1996, shareholders approved the Non-Employee Director Compensation Plan as a means of compensating non-employee directors of Sovereign and Sovereign Bank for all services rendered as directors. The Non-Employee Director Compensation Plan requires that, on a quarterly basis, all non-employees serving as directors of Sovereign and/or Sovereign Bank receive a fixed number of shares of Sovereign common stock, plus, except for the Chairman, cash for each Sovereign and Sovereign Bank Board meeting and each Executive Committee meeting which the director attends. The Non-Employee Director Compensation Plan was amended by the Board of Directors in June 2000. Effective on July 1, 2000, all non-employees serving as directors of Sovereign, except for the Chairman, receive $1,000 cash for each Sovereign Board or Executive Committee meeting which the director attends and an additional $600 cash for each Sovereign Bank Board meeting which the director attends if the director is also a director of Sovereign Bank. Chairpersons for each committee of Sovereign's Board each receive 250 shares of Sovereign common stock per quarter for his or her service as a committee chairperson. All non-employee directors, except for the Chairman, receive additional compensation of 1,250 shares of Sovereign common stock per quarter, plus an additional 375 shares per quarter if the director is also a director of Sovereign Bank. The Chairman of Sovereign and the Chairman of Sovereign Bank receive an aggregate of 4,000 shares of Sovereign common stock per quarter. All changes effective July 1, 2000 were prorated for the remainder of 2000. For the year ended December 31, 2000, individuals who served as non-employee directors of Sovereign for the full year received 4,746 shares of Sovereign common stock, plus $1,000 for each Board or Executive Committee meeting which they attended after July 1, 2000 and $600 for each Board meeting prior to that date. Sovereign's Chairman's total compensation for his service in 2000 was 10,233 shares of Sovereign common stock.

     In 1998, shareholders approved the Sovereign Bancorp, Inc. 1997 Non-Employee Directors' Stock Option Plan. In accordance with Sovereign's policy of creating and maintaining a long-term mutuality of interests between non-employee directors and Sovereign's shareholders, the Plan provides non-employee directors of Sovereign (and not Sovereign Bank) with non-qualified stock options as a portion of their compensation as directors. Each eligible director receives 24,000 stock options each year (as adjusted pursuant to the terms of the plan) for a period of five years. Each eligible director received 24,000 stock options in 2000.

     Also, in accordance with Sovereign's policy of creating and maintaining this long-term mutuality of interest, Sovereign adopted, in January 1998, a policy under which all Sovereign's non-employee directors, as well as Sovereign's CEO, who is a management director, are required to beneficially own shares of Sovereign common stock having a value of $100,000 and six times base salary, respectively, at all times during their tenure with Sovereign. Non-employee directors achieved the ownership requirement by December 31, 1999 as mandated by the policy, except for Mr. Brian Hard and Mr. John A. Fry, who, as new directors, have until December 31, 2002 and December 31, 2004, respectively, to achieve their ownership requirement. Sovereign's CEO achieved the ownership requirement by December 31, 1999 as mandated by the policy. The value of unexercised stock options and the value of shares allocated to an officer's account under Sovereign's ESOP are not considered for purposes of the ownership policy.

     In July 1999, Sovereign's Board of Directors adopted the Sovereign Bancorp, Inc. Non-Employee Directors Services Compensation Plan (the "Services Compensation Plan"). The Services Compensation Plan provides that individuals who are non-employee directors of Sovereign on the date their service as a Sovereign director ends are eligible to receive a cash payment in an amount equal to three times the highest annual retainer paid to such director during his or her term of service. The base for the payment amount does not include any other incentive compensation or other awards that may have been paid to a non-employee director during the course of any year. To be eligible, a non-employee director must have ten or more years of service as a director with Sovereign, Sovereign Bank or an affiliate. Credit is given for past service as a non-employee director on the board of any merged or acquired holding company, bank, or other affiliate. Payments under the Services Compensation Plan are made in one lump sum or in installments at the discretion of the Board. The Plan further provides that, in the event a director dies before receiving all benefits to which he or she is entitled, the director's surviving spouse is entitled to receive any remaining benefits. Upon a change in control, the Services Compensation Plan provides that each non-employee director then sitting on the Sovereign Board, notwithstanding the length of time served as a director, becomes entitled to receive an amount equal to three times the highest annual retainer that such non-employee director had been paid. The definition of change in control for purposes of the Services Compensation Plan is identical to the definition of that term contained in the Sovereign Bancorp, Inc. 1996 Stock Option Plan.

     In May 2000, the Services Compensation Plan was amended by the Board to clarify that the base for determining the amount of the payment distributed under the Plan includes fees paid while a director of Sovereign Bank.

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

     Sovereign Bancorp, Inc.'s Executive Compensation Program is administered by the Compensation Committee of the Board of Directors. The Compensation Committee is composed entirely of non-employee Directors. The Executive Compensation Program is structured and administered to support Sovereign's mission, which is to be a highly focused, quality-driven, market-led and results-oriented company, seeking continually to outperform the market in terms of consistency, growth in earnings, quality of earnings and return on equity. The program is also structured to link executive compensation to Sovereign's performance and, through programs which are substantially weighted in favor of the use of Sovereign stock as a compensation medium, to more closely align the interests of executive management with those of Sovereign's shareholders.

     The Compensation Committee evaluates and recommends, to the Board of Directors, compensation and awards for the Chief Executive Officer. The Chief Executive Officer, Jay S. Sidhu, evaluates and approves compensation and awards for the other executive officers. Such compensation and awards are based upon Sovereign's performance and each individual's performance in meeting personal and team objectives.

COMPENSATION PHILOSOPHY

     The Executive Compensation Program of Sovereign has been designed to:

     o Align the interests of executives with the long-term interests of shareholders through award opportunities which result in ownership of common stock;

     o Motivate key team members to achieve a superior level of quality performance and financial results by rewarding them for their achievement;

     o Support a pay-for-performance policy that supplements overall company compensation amounts based on company-wide results, team oriented results and individual performance; and

     o Provide the executive with an appropriate level of retirement income through the use of a combination of both qualified and nonqualified deferred compensation programs.

COMPONENTS OF COMPENSATION

     At present, the Executive Compensation Program is comprised of salary, annual incentive opportunities, long-term incentive opportunities in the form of options to acquire Sovereign stock, deferred compensation and employee benefits, which are also significantly stock based. As an executive's level of responsibility increases, a greater portion of his or her potential total compensation opportunity is based on performance incentives and less on salary and employee benefits, causing greater variability in the individual's absolute compensation from year-to-year. Base salary levels for the executive officers of Sovereign are set below average compared to other companies within its peer group because executives can have the opportunity for total compensation to exceed the average total compensation for peer group companies upon Sovereign's achievement of predetermined financial goals and objectives set by the Compensation Committee and the Board of Directors. The intent is to have incentive compensation tied to performance results. Sovereign has engaged, from time to time, compensation consultants to review and analyze Sovereign's base salary structure. As a result of a review conducted in 2000, Mr. Sidhu's annual base salary was increased to $650,000. We expect that adjustments will be made in the future to the annual base salaries of certain employees and executive officers to reflect the competitive salary market based on compensation consultants' reviews of Sovereign's base salary structure. In accordance with Sovereign's policy, base salary levels remain below average compared to other companies within its peer group.

SHORT-TERM INCENTIVE COMPENSATION

     No bonuses were paid to executive management for 2000 under Sovereign's short-term incentive compensation programs. Although most of the operating and financial goals and hurdles established by the compensation committee for Sovereign's performance for the year ended December 31, 2000 were achieved, the EPS target was not achieved.

LONG-TERM INCENTIVE COMPENSATION

     Sovereign's shareholders approved the Sovereign Bancorp, Inc. 1996 Stock Option Plan at the 1996 Annual Meeting of Shareholders. The 1996 Plan, like its predecessor plans, is designed not only to provide incentive to management, but also to align a significant portion of the Executive Compensation Program with shareholder interests. The 1996 Plan permits Sovereign to grant officers and employees a right to purchase shares of stock at the fair market value per share at the date the option is granted. In granting stock options to Mr. Sidhu and the other executive officers, the Compensation Committee took into account Sovereign's financial performance, Sovereign's long-term strategic goal of increasing shareholder value, the executive's level of responsibility and his continuing contributions to Sovereign. Effective as of November 19, 1998, the Board of Directors amended the 1996 Stock Option Plan to permit the limited transfer of nonqualified stock options to a member of the optionee's immediate family, a trust for the exclusive benefit of a family member or pursuant to a domestic relations order. At the same time, the Board of Directors also amended the 1986 Stock Option Plan to permit the limited transfer of nonqualified stock options on the same terms as described above. A number of options granted under the 1986 Plan remain outstanding.

     The Sovereign Bancorp, Inc. Bonus Recognition and Retention Plan (the "Bonus Deferral Plan") permits a selected executive employee of Sovereign or certain of its subsidiaries to annually defer receipt of 25% to 50% of his or her bonus for a given year. The deferred amount is placed in a grantor trust and invested in Sovereign common stock. A 100% matching contribution is made to the trust by the employer on behalf of the participant and is likewise invested in Sovereign common stock. Earnings on the deferral and match are reinvested in such stock as well. A participant becomes 100% vested in the aggregate of each year's deferral, match and earnings thereon five years after the initial funding of such year's contributions to the trust. A participant also vests in the account balance in the event of termination of employment by reason of death, disability, retirement, involuntary termination or the occurrence of a change of control (as such terms are defined). Termination for cause (as defined) or voluntary termination of employment prior to the expiration of the five-year vesting period generally results in the forfeiture of the entire account balance, including the amount initially deferred by the participant. Payment of vested account balances is made, in stock, in accordance with the election of the participant or, in certain cases, at other times specified by the plan document. To the extent permitted by law, a participant is entitled to vote all shares of Sovereign common stock comprising his or her account balance. Otherwise, such shares are voted by the trustee in its discretion. Because executive employees of Sovereign did not receive a bonus for 2000, no deferrals were made under the Bonus Deferral Plan for 2000. Mr. Sidhu was required to, and Messrs. Marlo, Thompson, and Campanelli each elected to, defer receipt of 50% of their respective bonuses for 1999 under the plan. Mr. Hamill was not an employee in 1999, and therefore, did not participate in the Bonus Deferral Plan.

     Under the Sovereign Bonus Award Program, selected management employees may direct that 50% or more of their bonus be used to purchase shares of Sovereign common stock at fair market value. In such event, the dollar amount of bonus which is used to purchase shares of Sovereign common stock is increased by 25% to 30%, the percentage within this range varying based on the amount of the bonus directed for the purchase of shares of stock. Shares issuable under this plan are distributed to the participating employee ratably over a three-year period. With respect to an employee who elected to participate in the Bonus Deferral Plan, this 50% is incremental to the 25% to 50% of bonus that may be deferred under that plan. In addition, participating employees are granted options to purchase one share of Sovereign common stock for each $10 of cash bonus directed for the purchase of Sovereign common stock under this Plan. Vesting and forfeiture provisions with respect to shares not yet distributed to a participant in the event of a participant's death, disability, retirement, termination of employment or a change in control are substantially similar to the vesting and forfeiture provisions with respect to the Bonus Deferral Plan referred to above. This Plan is effective for the year beginning January 1, 1998. Because no executive officers of Sovereign received a bonus for 2000, no purchases under the Plan were made for 2000. Messrs. Marlo and Thompson each directed that 50% and Mr. Campanelli directed that 100% of their respective remaining bonuses for 1999 not deferred under the Bonus Deferral Plan be used to purchase shares of Sovereign common stock under this Plan. Mr. Hamill was not an employee in 1999, and therefore, did not participate in the Bonus Award Program.

     In addition to the two qualified retirement benefit plans maintained by Sovereign and certain of its subsidiaries for the benefit of their eligible employees, three additional nonqualified plans are maintained to, among other things, supplement benefits that may be limited by certain provisions of the Internal Revenue

Code of 1986, as amended (the "Code"). The qualified plans are the Sovereign 401(k) Retirement Plan and the Sovereign ESOP. The Sovereign Pension Plan was terminated effective March 31, 2000. The three nonqualified plans are described below.

     Effective as of June 1, 1997, the Board of Directors adopted the Sovereign Bancorp, Inc. Enhanced Executive Retirement Plan (the "Enhanced Retirement Plan"). Under the Enhanced Retirement Plan, a selected executive employee of Sovereign or certain of its subsidiaries, who satisfies such plan's requirements, will be entitled to an enhanced defined benefit pension to the extent the pension from the qualified defined benefit retirement plan and certain other sources is less than a targeted level. Such targeted level is an annual pension equal to 60% of his or her average compensation (which includes salary, bonus, deferred compensation but excludes income from the exercise of stock options). The actual supplemental pension to which an eligible executive is entitled to receive under the Enhanced Retirement Plan is reduced, but not below zero, by the sum of his or her (i) pension under the qualified defined benefit retirement plan, (ii) calculated Social Security benefit, and (iii) pension under the Supplemental Retirement Plan described below. In order to vest in the enhanced pension, an eligible executive must remain employed by Sovereign until age 55 and attain 5 years of service under the qualified retirement plan. Provision is made for a reduction in the plan benefit for a participant who terminates before age 60 or who has completed less than 15 years of service, but in no event will the targeted level be reduced below 30% of average compensation. Provision is also made by the plan document for enhanced survivor's and disability retirement benefits. In the case of a change in control (as defined), special provisions apply, including immediate 100% vesting and the elimination of the reduction in benefit for age and years of service below the general plan requirements. Under certain circumstances (such as defined misconduct and a breach of any applicable covenant not to compete), enhanced plan benefits may be forfeited. Currently, only Messrs. Sidhu and Thompson have been selected to participate in the Enhanced Retirement Plan.

     Effective as of January 1, 1997, the Board of Directors adopted the Sovereign Bancorp, Inc. Supplemental Executive Retirement Plan (the "Supplemental Retirement Plan"). The purpose of the Supplemental Retirement Plan is to replace, for selected employees, those benefits under the qualified defined benefit retirement plan that are limited by certain provisions of the Code. In general, selected employees will receive supplemental pensions equal to such limited amount, subject generally to the provisions, conditions and other limitations of the qualified plan document. Immediate 100% vesting is provided, however, upon the occurrence of a change in control (as defined). Plan benefits are provided through a grantor trust. Messrs. Sidhu, Marlo and Thompson participate in the Supplemental Retirement Plan.

     The Sovereign Bancorp, Inc. Nonqualified Deferred Compensation Plan (the "Deferred Compensation Plan") is intended to serve two primary purposes. First, it is intended to replace, for selected employees, those benefits under the 401(k) Retirement Plan that are limited by certain provisions of the Code. A 50% matching contribution is made on behalf of a participant who defers receipt of at least the required minimum amount of his or her compensation, subject to the condition that matching contributions under the two plans will not be made with respect to more than 6% of compensation. Second, the Deferred Compensation Plan is intended to provide a vehicle for selected employees and directors of Sovereign and certain of its subsidiaries to defer receipt of compensation generally. The minimum and maximum annual deferrals permitted under the Deferred Compensation Plan for employee-participants are $2,600 and 75% of base salary and bonus, respectively. Participating directors may defer receipt of any portion of their fees. Interest is credited on all account balances at rates determined from time to time in accordance with the provisions of the plan document. Participants are always 100% vested in their account balances. Payment of plan benefits is generally made following termination of employment under the option (which may include a lump sum) selected by the participant. Deferrals under the Deferred Compensation Plan ceased effective December 31, 1999. As a result of enhancements made to the Sovereign 401(k) Retirement Plan and the termination of the Sovereign Pension Plan, the articulated purposes of the Deferred Compensation Plan were rendered obsolete. Account balances under this plan will be distributed in accordance with the terms of the plan when an event giving rise to such distribution occurs.

     The following tables, and the accompanying narrative and footnotes, reflect the decisions covered by the above discussion. This report has been furnished by the Compensation Committee whose members are:

                     Cameron C. Troilo, Sr., Compensation Committee Chairman Richard E. Mohn
                     Brian Hard
                     Rhoda S. Oberholtzer
                     Daniel K. Rothermel

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth information concerning the annual and long-term compensation awarded to, earned by or paid for services in all capacities to Sovereign with respect to the fiscal years ended December 31, 2000, 1999 and 1998, of those persons who during 2000, (i) served as Sovereign's Chief Executive Officer or (ii) were executive officers (other than the Chief Executive Officer) whose total annual salary and bonus exceeded $100,000 (collectively with the Chief Executive Officer, the "Executive Officers"):



                                               SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                        ANNUAL COMPENSATION                  COMPENSATION
                              -------------------------------------      -------------------

                                                                             SECURITIES           ALL OTHER
NAME AND                                     SALARY       BONUS(1)       UNDERLYING OPTIONS/    COMPENSATION
PRINCIPAL POSITION            YEAR            ($)            ($)               SARS (#)          (2)(3) ($)
------------------            ----        ----------     ----------      -------------------    ------------
Jay S. Sidhu                  2000         $650,000       $      0             175,000              $     0
  President and Chief         1999          450,000        500,000             350,000                    0
  Executive Officer           1998          450,000        450,000             135,600                    0

Dennis S. Marlo               2000          330,000              0              68,750               10,089
  Chief Financial             1999          330,000         37,500             118,500                4,800
  Officer and Treasurer(4)    1998          330,000         70,000              30,000                2,400

Lawrence M. Thompson, Jr.     2000          330,000              0              68,750               11,685
  Chief Administrative        1999          300,000         37,500             124,115               10,223
  Officer and Secretary       1998          217,692         91,154              59,950                2,273

John P. Hamill                2000          300,000              0              75,000                    0
  Chairman and Chief          1999              N/A            N/A                 N/A                  N/A
  Executive Officer of        1998              N/A            N/A                 N/A                  N/A
  Sovereign Bank New
  England Division(5)

Joseph P. Campanelli          2000          300,000              0             139,250               11,372
  President and Chief         1999          200,000         85,000              16,500                  777
  Operating Officer of        1998          175,000         79,000              21,000                    0
  Sovereign Bank New
  England Division(6)

---------------

(1) Because the Executive Officers did not receive bonuses for 2000, no deferrals were made under the Bonus Deferral Plan and no purchases of Sovereign common stock were made under the Bonus Award Program for 2000. Amounts shown for Messrs. Sidhu, Marlo and Thompson for 1999 reflect 50%, 25%, 25% and 50%, respectively, of the bonus amounts actually awarded because Mr. Sidhu was required to, and Messrs. Marlo, Thompson and Campanelli each elected to, defer and subject to, a substantial risk of forfeiture, receipt of 50% of their respective bonuses under the Bonus Deferral Plan. Amounts shown for Messrs. Sidhu, Thompson and Campanelli for 1998 reflect 50% of the bonus amounts actually awarded because they each elected to defer and subject to a substantial risk of forfeiture, receipt of 50% of their respective bonuses under the Bonus Deferral Plan. The deferred amount, as well as Sovereign's matching contribution, are subject to such risk of forfeiture for five years. See "Long-Term Incentive Compensation" above for a more complete description of the Bonus Deferral Plan. Messrs. Marlo and Thompson each directed that 25% of his bonus for 1999 be used to purchase, at fair market value, shares of Sovereign common stock under the terms of the Sovereign Bonus Award Program. Mr. Campanelli elected to defer the remaining 50% of his bonus for 1999 under the Bonus Award Program. Each of Mr. Sidhu and Mr. Thompson directed that the remaining 50% of his bonus for 1998 (the bonus amounts shown for such individuals in the table) be used to purchase, at fair market value, shares of Sovereign common stock under the terms of the Sovereign Bonus Award Program. Mr. Marlo elected to defer 50% of his bonus for 1998 under the Bonus Award Program and Mr. Campanelli elected to defer 25% of his bonus for 1998 under the Bonus Award Program. Under the terms of the Bonus Award Program, bonus amounts for management employees who direct that all or a portion of their cash bonuses be used to purchase common stock are increased by up to 30% and such increased amount is also used to purchase common stock at fair market value. Employees who participate in the Bonus Award Program are also granted additional stock options based on the amount of bonus directed to be used to purchase Sovereign common stock. See "Long Term Incentive Compensation."

(2) Does not include the value of 1,090, 587, 972 and 587 shares of Sovereign common stock allocated to the accounts of each of Messrs. Sidhu, Marlo, Thompson and Campanelli, respectively, under the terms of Sovereign's Employee Stock Ownership Plan for 2000. Mr. Hamill was not eligible to participate in the Sovereign ESOP in 2000.

(3) Amounts appearing in this column are Sovereign's contributions on behalf of each named person to the Sovereign Bancorp, Inc. 401(k) Retirement Plan. Amounts include Sovereign's contributions to the Sovereign Bancorp, Inc. Nonqualified Deferred Compensation Plan for 1998, 1999 and 2000 for Mr. Thompson and 1999 and 2000 for Mr. Campanelli.

(4) Upon completion of Sovereign's acquisition of ML Bancorp, Inc. on February 28, 1998, Mr. Marlo, the former President and Chief Executive Officer of ML Bancorp, Inc., served as President of the Pennsylvania Division of Sovereign Bank from February 28, 1998 until he was appointed Chief Financial Officer and Treasurer of Sovereign effective May 18, 1998.

(5) Mr. Hamill joined Sovereign Bank in January 2000 as Chairman and Chief Executive Officer of the Sovereign Bank New England division of Sovereign Bank. Previously, he served as President of Fleet National
     Bank-Massachusetts and President of Shawmut Corporation.

(6) Mr. Campanelli, a former officer of Fleet Financial Group, Inc. ("Fleet"), joined Sovereign as Executive Vice President of Sovereign Bank upon completion of Sovereign's acquisition of Fleet's auto finance operations in September 1997. He was appointed Division President and Chief Operating Officer of the Sovereign Bank New England division of Sovereign Bank in January 2000. Since November 2000, Mr. Campanelli has also served as President and Chief Executive Officer of Sovereign Bank's Commercial and Business Banking Group.

     The following table sets forth information concerning grants of stock options during the fiscal year ended December 31, 2000 to the named executive officers.

                                  OPTION GRANTS IN LAST FISCAL YEAR


                                                     INDIVIDUAL GRANTS
                                 ----------------------------------------------------------
                                                    % OF                                         POTENTIAL REALIZABLE
                                     NUMBER OF      TOTAL                                          VALUE AT ASSUMED
                                     SECURITIES    OPTIONS                                         ANNUAL RATES OF
                                     UNDERLYING   GRANTED TO     EXERCISE                         PRICE APPRECIATION
                                      OPTIONS     EMPLOYEES      OR BASE                          FOR OPTION TERM(3)
                                     GRANTED(1)   IN FISCAL      PRICE(2)      EXPIRATION       ----------------------
             NAME                        (#)         YEAR        ($/SH)           DATE            5%($)        10%($)
             ----                   -----------   -----------   --- ------    -----------       --------    ----------
Jay S. Sidhu.................          14,285        0.8%         $7.00         01/20/10        $ 62,886    $  159,366
                                      110,715        6.4           7.00         02/20/10         487,396     1,235,158
                                       50,000        2.9           6.72         02/28/10         211,309       535,497

Dennis S. Marlo..............           2,702        0.2           7.00         01/20/10          11,895        30,144
                                       37,298        2.2           7.00         02/20/10         164,196       416,104
                                       28,750        1.7           6.72         01/28/10         121,502       307,911

Lawrence M. Thompson, Jr. ...           2,702        0.2           7.00         01/20/10          11,895        30,144
                                       37,298        2.2           7.00         02/20/10         164,196       416,104
                                       28,750        1.7           6.72         01/28/10         121,502       307,911

John P. Hamill...............          75,000        4.3           7.34         02/07/10         346,206       877,355

Joseph P. Campanelli.........         125,000        7.2           7.00         02/20/10         550,283     1,394,525
                                       14,250        0.8           6.72         01/28/10          60,223       152,617

---------------------
(1) Terms of outstanding incentive stock options are for a period of ten years and nonqualified stock options are for a period of ten years and one month from the date the option is granted. An option may only be exercised after the holder has been an employee of Sovereign or one of its subsidiaries for a period of from one to five years from the date the option is granted. Options were granted to Messrs. Sidhu, Marlo, Thompson, Hamill and Campanelli in the amount of 125,000, 68,750, 68,750, 75,000 and 139,250, respectively. Options are not exercisable following an optionee's voluntary termination of employment other than by reason of retirement or disability.

(2) Under the terms of the plan, the exercise price per share must equal the fair market value on the date the option is granted. The exercise price may be paid in cash, in shares of Sovereign common stock valued at fair market value on the date of exercise or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to Sovereign, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.

(3) The dollar amounts set forth under these columns are the result of calculations made at the 5% and 10% appreciation rates set forth in Securities and Exchange Commission regulations and are not intended to indicate future price appreciation, if any, of Sovereign common stock.

     The following table sets forth information concerning exercised and unexercised options to purchase Sovereign common stock:

                             AGGREGATED OPTIONS EXERCISED IN LAST YEAR AND DECEMBER 31, 2000 OPTION VALUE

                                                                               NUMBER OF SECURITIES
                                                                                    UNDERLYING              VALUE OF UNEXERCISED
                                                                                UNEXERCISED OPTIONS        IN-THE-MONEY OPTIONS AT
                                           SHARES                VALUE            AT DECEMBER 31,           DECEMBER 31, 2000($)
                                         ACQUIRED ON           REALIZED        2000(#) EXERCISABLE/              EXERCISABLE/
                NAME                    EXERCISE (#)              ($)              UNEXERCISABLE                UNEXERCISABLE
                ----                    ------------           ---------       --------------------        -----------------------
Jay S. Sidhu.....................            0                     0             1,128,115/255,000            $2,019,645/$210,875
Dennis S. Marlo..................            0                     0               659,740/108,750             2,112,162/$ 85,394
Lawrence M. Thompson, Jr.........            0                     0               353,595/108,750               447,908/$ 85,394
John P. Hamill...................            0                     0                     0/ 75,000                     0/$ 58,875
Joseph P. Campanelli.............            0                     0                61,500/154,250                     0/$160,644

     Sovereign maintained, until its termination on March 31, 2000, a defined benefit retirement plan for all employees who attained age 21 and completed one year of eligibility service. Upon plan termination, participants in the defined benefit pension plan were given the choice of receiving their benefit in the form of an annuity at normal retirement age or a current lump sum payment equal to the actuarial present value of their accrued benefit. Each of Messrs. Sidhu, Thompson, Marlo and Campanelli elected a lump sum payment and further directed that such payment be rolled over into the Sovereign Bancorp, Inc. 401(k) Retirement Plan. The actuarial present value of the benefit rolled over by each of Messrs. Sidhu, Thompson, Marlo and Campanelli was $166,740, $123,644, $18,586 and $7,621, respectively. Mr. Hamill was not eligible to participate in the pension plan since he was hired after participation and benefit accruals ceased in March 1999.

                              CERTAIN TRANSACTIONS

EMPLOYMENT AGREEMENTS

     JAY S. SIDHU. Sovereign and Sovereign Bank entered into an employment agreement, dated March 1, 1997, with Jay S. Sidhu, which superseded, in its entirety, Mr. Sidhu's then existing employment agreement. Mr. Sidhu's agreement has an initial term of five years and, unless terminated as set forth therein, is automatically extended annually to provide a new term of five years except that, at certain times, notice of nonextension may be given, in which case the agreement will expire at the end of its then current term. No such notice has been given.

     The agreement provides a base salary which, if increased by action of the Board of Directors, becomes the new base salary provided thereafter by the agreement. In addition, the agreement provides, among other things, a right to participate in any bonus plan approved by the Board of Directors and insurance, vacation, pension and other fringe benefits for Mr. Sidhu.

     If Mr. Sidhu's employment is terminated without cause (as defined), or if Mr. Sidhu voluntarily terminates employment for "good reason," Mr. Sidhu becomes entitled to severance benefits under the agreement. The term good reason includes the assignment of duties and responsibilities inconsistent with Mr. Sidhu's status as President and Chief Executive Officer, a reduction in salary or benefits or a reassignment which requires Mr. Sidhu to move his principal residence more than 100 miles from Sovereign's principal executive office. If any such termination occurs, Mr. Sidhu will be paid an amount equal to five times the sum of (i) his highest annual base salary under the agreement, and
(ii) the average of his annual bonuses with respect to the three calendar years immediately preceding his termination. Such amount will be payable in sixty equal monthly installments. In addition, in the event of such termination, Mr. Sidhu will be entitled to continuation of certain insurance and other specified benefits for sixty months or until he secures substantially similar benefits through other employment, whichever shall first occur. Further, Mr. Sidhu will be entitled to additional retirement benefits to which he would have been entitled had his employment continued through the then remaining term of the agreement. If the payments and benefits under the agreement, when aggregated with other amounts received from Sovereign and Sovereign Bank, are such that Mr. Sidhu becomes subject to excise tax on excess parachute payments under Code Sections 4999 and 280G of the Internal Revenue Code, he will receive additional payments equal to such excise tax and any incremental income taxes he may be required to pay by reason of the receipt of additional amounts under the agreement. Sovereign estimates that, if Mr. Sidhu had terminated employment as of March 1, 2001 under circumstances entitling him to the above-described severance benefits, he would have been entitled to receive $6.3 million, exclusive of the non-cash benefits, additional retirement benefits, and any potential excise tax-related payments.

     If Mr. Sidhu's employment terminates by reason of his disability, he will be entitled to continuation of 80% of the annual base salary and bonus described above, less amounts payable under any disability plan of Sovereign, until the earliest of (i) his return to employment, (ii) his attainment of age 65, or
(iii) his death. Provision is also made generally for the continuation of insurance and other specified benefits for such period, as well as additional credits for retirement benefit purposes.

     The agreement contains provisions restricting Mr. Sidhu's right to compete with Sovereign and Sovereign Bank during the period he is receiving severance or disability benefits thereunder, except under certain circumstances.

     DENNIS S. MARLO. In connection with Sovereign's completion of the acquisition of ML Bancorp, Inc. in February 1998, Sovereign agreed to honor the employment agreements between Mr. Dennis S. Marlo, the former President and Chief Executive Officer of ML Bancorp, Inc., and each of ML Bancorp, Inc. and Main Line Bank (the "Holding Company Agreement" and "Bank Agreement," respectively).

     The Holding Company Agreement and the Bank Agreement had initial terms of three years and, unless terminated as set forth therein, are automatically extended annually for one additional year.

     Both the Holding Company Agreement and the Bank Agreement contain terms specifying Mr. Marlo's rights to base salary, bonus, pension and welfare benefits, vacation, use of an automobile and replacement thereof every three years, membership dues at one club of his choice, post-employment continuation of medical insurance coverage for him and his spouse until age 66, and certain death benefits. In addition, he is entitled to reimbursement of expenses incurred in furtherance of his employers' businesses.

     As a result of the merger of ML Bancorp, Inc. with and into Sovereign Bancorp, Inc. and the merger of Main Line Bank with and into Sovereign Bank, Mr. Marlo is entitled to terminate his employment at any time during the term of the Agreements, including any extension period. In such event he is entitled, in the aggregate, to receive the following amounts and benefits: (i) payment of three times his then base salary, payable in 36 equal monthly installments, and (ii) continuation, at no cost to him, for a maximum period of 36 months of specified employee benefits to which he theretofore was entitled under his employers' plans, programs and arrangements. In addition, in the event that provision of such termination payments and benefits causes the imposition of an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, he is entitled to receipt of such additional payment (payable over 36 months) as are necessary to neutralize the effect on him of the imposition of such tax.

     LAWRENCE M. THOMPSON, JR. Sovereign has also entered into an employment agreement with Lawrence M. Thompson, Jr., dated September 25, 1997, which superseded Mr. Thompson's then-existing employment agreement. The agreement has an initial term of three years and, unless terminated as set forth therein, is automatically extended at certain dates to provide a new term of three years except that at certain times notice of nonextension may be given, in which case the agreement will expire at the end of its then current term. The agreement provides a base salary which, if increased by action of the Board of Directors, becomes the new base salary provided thereafter by the agreement. In addition, the agreement provides, among other things, a right to participate in any bonus plan approved by the Board of Directors and insurance, vacation, pension and other fringe benefits for the executive.

     If Mr. Thompson's employment is terminated without cause (as defined), whether or not a change in control (as defined) of Sovereign has occurred, or if Mr. Thompson voluntarily terminates employment for good reason (as defined) following a change in control, Mr. Thompson becomes entitled to severance benefits under the agreement. The benefits are continuation of salary, bonus (equal to the average bonus for the three prior years), and insurance and other fringe benefits for three years. If, in the absence of a change in control, Mr. Thompson's employment is terminated without cause, cash benefits payable under the agreement are reduced by an amount equal to 25% of any compensation received from another employer. The agreement contains a provision restricting Mr. Thompson's right to compete, for a period of 12 months, after a voluntary termination of employment without good reason or any termination for cause. In all other circumstances, after termination of employment, there is no covenant not to compete. In the event severance payments and benefits under the agreement, when added to all other benefits in the nature of "parachute payments" under Code Section 280G, payable to Mr. Thompson would cause the excise tax provisions of Code Section 4999 to apply then the payments and benefits under such agreement will be reduced to the minimum extent necessary to avoid such tax.

     JOHN P. HAMILL. Sovereign has also entered into an employment agreement with John Hamill, dated January 7, 2000. The agreement has an initial term of three years and, thereafter, for such term as the parties mutually agree. The agreement provides a base salary which, if increased by action of the Board of Directors, is deemed to amend the employment agreement. In addition, the agreement provides, among other things, a right to participate in any bonus plan approved by the Board of Directors and to receive insurance, vacations, pension, a specified number of stock options and other fringe benefits.

     If Mr. Hamill voluntarily terminates employment for good reason (as defined) or is involuntarily terminated following a change in control (as defined), Mr. Hamill becomes entitled to severance benefits under the agreement. The benefits are continuation of his highest base salary during the year of termination or the three prior years, bonus (equal to the highest annual bonus received in the three prior years), and insurance and other fringe benefits for three years. If in the absence of a change in control, Mr. Hamill's employment is terminated without cause, Mr. Hamill is entitled to continuation of his then salary, bonus (equal to the average bonus for the three prior years), and insurance and other fringe benefits for the greater of one year or the remaining term of the employment agreement. The agreement contains a provision restricting Mr. Hamill's right to compete, for a period of 12 months, after a voluntary termination of employment. In all other circumstances, after termination of employment, there is no covenant not to compete. In the event severance payments and benefits under the agreement, when added to all other benefits in the nature of "parachute payments" under Code Section 280G, payable to Mr. Hamill would cause the excise tax provisions of Code Section 4999 to apply, he is entitled to receive from Sovereign such additional payments as are necessary to neutralize the effect on him of the imposition of such tax.

     JOSEPH P. CAMPANELLI. Sovereign has entered into an employment agreement with Joseph P. Campanelli, dated July 1, 1997. The agreement has an initial term of two years and, unless sooner terminated as set forth therein, is automatically extended annually to provide a new term of two years, except that at certain times notice of nonextension may be given, in which case the agreement will expire at the end of its then current term. The agreement also provides a base salary which, if increased by action of the Board of Directors becomes the new base salary provided thereafter by the agreement. In addition, the agreement provides, among other things, a right to participate in a bonus plan approved by the Board of Directors, to be granted a specified number of stock options, and to receive specified benefits under both tax-qualified and nonqualified pension plans, and insurance, vacation, and other fringe benefits.

     If Mr. Campanelli's employment is terminated without cause (as defined), whether or not a change in control (as defined) of Sovereign has occurred, or if Mr. Campanelli voluntarily terminates employment for good reason (as defined) under specified circumstances, Mr. Campanelli becomes entitled to severance benefits under the agreement. In the event of such termination, Mr. Campanelli is entitled to receive a lump sum severance payment equal to his base salary plus the highest of his last three annual bonuses, multiplied by two. In addition, in such circumstances, he is entitled to supplemental pension and welfare benefits for up to two years. The Agreement contains a provision restricting Mr. Campanelli's right to compete, for a period of 12 months, after a voluntary termination of employment without good reason, a voluntary termination with good reason prior to a change in control, or any involuntary termination without cause. In all other circumstances, after termination of employment, there is no covenant not to compete.

INDEMNIFICATION

     The Bylaws of Sovereign provide for (i) indemnification of directors, officers, employees and agents of Sovereign and its subsidiaries and (ii) the elimination of a director's liability for monetary damages, each to the fullest extent permitted by Pennsylvania law. Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a Bylaw amendment, approved by shareholders, providing for the elimination of a director's liability for monetary damages for any action taken or any failure to take any action unless (i) the director has breached or failed to perform the duties of his or her office and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

     Directors and officers of Sovereign are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by Sovereign. The premium for 2000 was $644,241.

     On December 21, 1993, Sovereign Bank entered into an Indemnification Agreement (the "Indemnification Agreement") with Mr. Sidhu. The Indemnification Agreement provides that Sovereign Bank will indemnify Mr. Sidhu to the fullest extent permitted by applicable law and regulation for all expenses, judgments, fines and penalties incurred in connection with, and amounts paid in settlement of, any claim relating to, among other things, the fact that Mr. Sidhu is or was a director or officer of Sovereign or Sovereign Bank (an "Indemnifiable Claim"). Sovereign Bank will also advance expenses upon Mr. Sidhu's request in connection with any Indemnifiable Claim.

     Sovereign Bank's indemnification obligations are subject to the condition that a Reviewing Party (as defined in the Indemnification Agreement) shall not have determined that Mr. Sidhu would not be permitted to be indemnified under applicable law. To the extent that it is subsequently determined that Mr. Sidhu is not entitled to indemnification, he is required to reimburse Sovereign Bank for any amounts previously paid.

     Upon a Change in Control (as defined in the Indemnification Agreement) of Sovereign or Sovereign Bank, all determinations regarding Sovereign Bank's indemnification obligations under the Indemnification Agreement will be made by Independent Legal Counsel (as defined in the Indemnification Agreement). Upon a Potential Change in Control (as defined in the Indemnification Agreement) of Sovereign or Sovereign Bank, Sovereign Bank will, upon written request by Mr. Sidhu, create and fund a trust for the benefit of Mr. Sidhu in order to ensure satisfaction of Sovereign Bank's indemnification obligations under the Indemnification Agreement.

INDEBTEDNESS OF MANAGEMENT

     As permitted by applicable federal banking laws, Sovereign Bank offered consumer loans and residential mortgage loans to directors and employees of Sovereign and its subsidiaries with at least one year of continuous service at preferential terms with respect to interest rates and loan fees. Specifically, interest rates offered to such persons were up to 1% lower than rates offered to nonaffiliated persons for similar transactions, and certain loan origination fees were waived. None of the loans were granted to directors or executive officers of Sovereign on terms that were preferential to the terms applicable to employees of Sovereign and Sovereign Bank at the time any such loan was made. All other loans to directors and executive officers of Sovereign (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions by Sovereign Bank with non-affiliated parties, except as permitted by applicable federal banking law and as described above, and (iii) did not involve more than the normal risk of repayment or present other unfavorable features, except as otherwise described below.

     Under the executive loan program (the "Executive Loan Program") unanimously approved by non-interested members of the Board of Directors of Sovereign in 1999, Mr. Sidhu, Mr. Marlo, Mr. Thompson, and Mr. Campanelli each had outstanding loans from Sovereign as of the date of this Proxy Statement with principal amounts of $6.37 million, $430,800, $982,100 and $27,100, respectively, plus accrued interest. These amounts were the highest principal amounts outstanding in each case since January 1, 2000. The executive officers presently intend to repay the loans within 30 days after the closing price of Sovereign's common stock is greater than $10.00 per share for ten consecutive trading days. The terms of these loans provide that principal is payable on demand by Sovereign and interest accrues at a rate equal to the short-term Applicable Federal Rate under the Internal Revenue Code. The loans to Messrs. Sidhu, Marlo and Thompson are fully secured. Each loan is fully recourse to the executive, and Sovereign possesses a right of set-off against all amounts Sovereign and Sovereign Bank owe to each executive, including salary, bonus or other forms of compensation and amounts under any time, demand or other deposit accounts. The Executive Loan Program was established to help senior executive officers maintain their significant ownership interest in Sovereign common stock. The Board of Directors believes the Executive Loan Program, which is similar to loan programs adopted by other financial institutions, promotes the alignment of management's and shareholders' interests and encourages senior management to act like owners of Sovereign with a focus on value creation.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires Sovereign's officers and directors, and any persons owning ten percent or more of Sovereign's common stock, to file in their personal capacities initial statements of beneficial ownership, statements of changes in beneficial ownership and annual statements of beneficial ownership with the Securities and Exchange Commission (the "SEC"). Persons filing such beneficial ownership statements are required by SEC regulation to furnish Sovereign with copies of all such statements filed with the SEC. The rules of the SEC regarding the filing of such statements require that "late filings" of such statements be disclosed in Sovereign's proxy statement. Based solely on Sovereign's review of any copies of such statements received by it, and on written representations from Sovereign's existing directors and officers that no annual statements of beneficial ownership were required to be filed by such persons, Sovereign believes that all such statements were timely filed in 2000, except for an Initial Statement of Beneficial Ownership of Securities which was inadvertently filed late by Mr. Mark McCollom, Chief Accounting Officer of Sovereign.

OTHER

     Cameron C. Troilo, a Class I director, leases space to Sovereign Bank for its branch and commercial lending facilities located in Newtown, Pennsylvania, and its administrative office located in Lawrenceville, New Jersey. The aggregate rental for these facilities in 2000 was $439,151, excluding operating expenses and reimbursement for electricity. Sovereign believes that the amount of rent charged by Mr. Troilo is not in excess of the amount of rent charged by unrelated parties for similar premises in the area.

                               PERFORMANCE GRAPHS

     The following graphs and tables compare the percentage change in the cumulative total returns on Sovereign's common stock, the S&P 500 Index and Nasdaq Bank Index for the periods indicated.

     The graphs and tables were prepared assuming that $100 was invested in Sovereign's common stock, the S&P 500 and the Nasdaq Bank Index on December 31, 1990 and 1995, as the case may be, and assumes the reinvestment of dividends.


                                                             TEN-YEAR PLUS PERFORMANCE GRAPH

                                                         [CUMULATIVE TOTAL RETURN GRAPH OMITTED]

                        Dec-90   Dec-91   Dec-92   Dec-93   Dec-94  Dec-95   Dec-96   Dec-97   Dec-98  Dec-99   Dec-00   Feb.28-01
                        ------   -----    -----    ------   ------  ------   ------   ------   ------  ------   ------   ---------
Sovereign Bancorp,.....   $100     $144     $286     $506     $332    $460     $631   $1,205     $998    $526     $582     $640
  Inc.
S&P 500(R).............    100      130      140      154      156     215      265      353      454     550      500      470
Nasdaq Bank Index......    100      138      209      270      273     396      500      817      721     663      761      752

                                                 FIVE-YEAR PLUS PERFORMANCE GRAPH

                                             [CUMULATIVE TOTAL RETURN GRAPH OMITTED]

                                   Dec-95   Dec-96   Dec-97   Dec-98   Dec-99  Dec-00  Feb 28-01
Sovereign Bancorp, Inc.......      $100     $137     $262     $217     $114    $126     $142
S&P 500(R)...................       100      123      164      211      255     232      234
Nasdaq Bank Index............       100      126      206      182      168     192      197

                                       22

                PROPOSAL TO APPROVE THE 2001 STOCK INCENTIVE PLAN

BACKGROUND

     The Board of Directors believes that Sovereign's stock compensation plans constitute an important part of Sovereign's compensation programs and, accordingly, Sovereign has adopted a new 2001 Stock Incentive Plan, which is subject to shareholder approval.

     Shareholders have previously authorized grants of options to employees under the Sovereign Bancorp, Inc. Stock Option Plan (the "1986 Plan"), the Sovereign Bancorp, Inc. 1993 Stock Option Plan (the "1993 Plan") and the Sovereign Bancorp, Inc. 1996 Stock Option Plan (the "1996 Plan"). The 1986 Plan expired on August 19, 1996. The 1993 Plan and the 1996 Plan each have a limited number of shares of common stock available for issuance pursuant to the grant of new options thereunder. Previously granted options remain unexercised under each of the 1986, 1993 and 1996 Plans. Therefore, subject to shareholder approval, Sovereign has adopted the 2001 Stock Incentive Plan (the "2001 Plan" or "Plan").

     The 2001 Plan is designed to improve the performance of Sovereign and its subsidiaries and, by doing so, to serve the interests of the shareholders. By continuing to encourage ownership of Sovereign shares among those who play significant roles in Sovereign's success, implementation of the 2001 Plan will continue to align the interests of Sovereign's employees with those of its shareholders by relating capital accumulation to increases in shareholder value. Moreover, adoption of the 2001 Plan should have a positive effect on Sovereign's ability to attract, motivate and retain employees of outstanding leadership and management ability.

     The principal features of the 2001 Plan are described below. See Exhibit "B" to this Proxy Statement for the full text of the 2001 Plan.

GENERAL INFORMATION

     The Board of Directors of Sovereign (the "Board") adopted the Plan on January 18, 2001 (the "Effective Date"). The Plan authorizes Sovereign to award
(i) incentive stock options (options qualified under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")), herein referred to as "ISOs," and (ii) nonqualified stock options (options not qualified under Code Section
422), herein referred to as "NQSOs," to purchase shares of common stock. The Plan also authorizes the grant of shares of restricted stock ("Restricted Stock") to eligible employees. The Plan is designed to further the success of Sovereign by making shares of the common stock available to eligible employees of Sovereign, or certain affiliated companies in which Sovereign has an ownership interest, thereby providing an additional incentive to such persons to continue their relationship with Sovereign, or such affiliate, and to give such persons a greater interest in Sovereign's success.

     An aggregate of 10,000,000 authorized shares of common stock (approximately 4% of Sovereign's presently outstanding shares of common stock) have been reserved for issuance under the Plan, 7,500,000 for issuance upon exercise of stock options and 2,500,000 for issuance in connection with the grant of Restricted Stock. The maximum number of shares of common stock that may be made subject to options granted to any one person during any 12-month period is 300,000. The maximum number of shares of common stock that may be made subject to Restricted Stock grants to any one person during any 12-month period is 100,000. The foregoing numbers are subject to adjustment in the case of certain events affecting the common stock. See "--Amendment, Suspension, or Termination of the Plan; Share and Award Adjustment." Shares of common stock that are attributable to options and Restricted Stock grants, which are forfeited or otherwise terminate, may be made the subject of future grants.

     The Plan is not subject to the Employee Retirement Income Security Act of 1974 and is not qualified under Code Section 401(a), which relates to qualification of certain pension, profit-sharing and stock bonus plans.

ADMINISTRATION OF PLAN

     The Plan is administered by a committee (the "Committee") appointed by the Board consisting of at least two directors who are "non-employee directors" (as defined under the Securities Exchange Act of 1934 (the "1934 Act")) and "outside directors" (as defined under the Code). The Board may from time to time remove members from the Committee and appoint their successors.

     Subject to the terms and conditions of the Plan document and subject to Board approval (where required thereby), the Committee has discretionary authority (a) to determine the individuals to receive grants, herein referred to as "Awards," of NQSOs and ISOs (individually and collectively, "Option(s)" or "Stock Option(s)") and Restricted Stock; the times when Awards shall be granted; in the case of Stock Options, the number of shares to be subject to each Option, the Option exercise price, the Option period, the time or times when each Option shall be exercisable and whether an Option is to be a NQSO or an ISO; and in the case of Restricted Stock, similar relevant terms and conditions applicable thereto; (b) to interpret the Plan; (c) to prescribe, amend and rescind rules and regulations relating to the Plan; (d) to determine the terms and provisions (and amendments of the terms and provisions) of the agreements to be entered into between Sovereign and each individual granted an Award (the "Participant") under the Plan (which agreements need not be identical), including such terms and provisions as shall be required in the Committee's judgment to conform to any change in any applicable law or regulation and such other terms and conditions as the Committee may desire to establish as performance goals applicable to a particular Award; and (e) to make all other determinations the Committee shall deem necessary or advisable for the Plan's administration.

     Each Award must be evidenced by a written agreement. The source of the shares issued pursuant to the Plan will be the authorized but unissued shares of the common stock or issued shares that have previously been reacquired by Sovereign. It is anticipated that, in the ordinary course, Awards will be granted on an annual basis, although nothing in the Plan so requires.

ELIGIBILITY

     Any common law employee of Sovereign, or an affiliated company in which Sovereign has a certain ownership interest, is eligible to receive Awards under the Plan. In designating Participants and in recommending to the Board the number of shares of common stock to be covered by each Award granted to a Participant, the Committee shall take into account the nature of the services rendered by a Participant, his or her present and potential contributions to Sovereign's, or an affiliate's, success and such other factors as the Committee in its discretion deems relevant. Sovereign may grant additional Awards to Participants who have previously been granted Awards under the Plan.

     As of March 1, 2001, Sovereign (and its affiliates) had approximately 3,124 employees eligible to participate in the Plan.

NONQUALIFIED STOCK OPTIONS

     The NQSOs that the Committee grants to Participants to purchase shares of common stock will be evidenced by an Option agreement that contains such terms and conditions as the Committee shall specify and which are not inconsistent with the terms of the Plan document. The Committee will determine the exercise price of each Option to purchase shares of common stock, which exercise price may be above or below (but not less than 85% of) the fair market value of the common stock at the time of the grant, as determined by the Committee in accordance with rules specified in the Plan document. Except as otherwise provided in the Plan document, once vested, a NQSO may be exercised in whole or in part from time to time during the term of the Option, which term may not extend more than ten years and one month from the date the Option is granted. The Committee will impose vesting and may impose other restrictions (such as the attainment of performance goals) on the exercisability of the Options. In general, a NQSO will vest upon the earlier of (i) continuous employment of at least one year following the grant date, or (ii) the occurrence of a change in control (as defined in the Plan). Unless otherwise provided in an Option agreement, a change in control will be deemed to have occurred, among other events, upon shareholder approval of the acquisition of Sovereign (or all or substantially all of its assets).

     Unless otherwise provided in an Option agreement or otherwise specified by the Committee, the exercise price per share of an Option must be paid in full in cash upon the exercise of the Option. If the Option agreement provides or the Committee permits, the exercise price may be paid in whole or in part by surrendering certain previously owned shares of common stock to Sovereign. If shares are used to pay all or part of the exercise price, the cash and any shares surrendered must have a fair market value (determined as of the date of exercise) that is not less than the aggregate exercise price for the number of shares for which the Option is being exercised. The Committee may also approve a "cashless exercise" of a NQSO, whereby the Option is exercised and the acquired common stock (or a portion thereof) is sold through a third party to minimize or eliminate the need of the Participant to utilize cash to effect the exercise of such Option.

     A Participant will not have any rights of a shareholder with respect to the shares of common stock subject to a NQSO until the shares are paid for and issued to him or her. The Committee may permit a Participant to defer receipt of shares attributable to the exercise of a NQSO. In the event of such a deferral, the Participant will not be treated as a shareholder with respect to such shares until they are issued, although the Committee may authorize the subsequent delivery of additional shares of common stock to take into account dividends paid during the deferral period.

     Except as determined by the Committee and set forth in an Option agreement relating to particular Options, NQSOs granted to a Participant are not assignable or transferable other than by will or the laws of descent and distribution, and during the Participant's lifetime are exercisable only by the Participant or his or her duly appointed legal representative.

     A vested NQSO may be exercised by a Participant only during its term and only during his or her employment, except as provided below. In general, in the event of a Participant's termination of employment:

     o by reason of retirement on or after age 65, a vested NQSO may be exercised until the earlier of its expiration or a date which is up to 24 months (as specified in the Option agreement) following termination;

     o by reason of death or disability (as defined in the Plan), a vested NQSO may be exercised until the earlier of its expiration or the date which is 12 months following termination;

     o by Sovereign for cause (as defined in the Plan), a vested NQSO will be forfeited on the date of termination;

     o by Sovereign without cause, a vested NQSO may be exercised until the earlier of its expiration or the date which is three months following termination; and

     o by reason of voluntary termination (other than retirement on or after age 65), a vested NQSO will be forfeited on the date of termination.

     The Plan contains provisions whereby, in the case of corporate downsizing, retirement or other circumstances where it is considered equitable to do so, the Committee (with Board approval) may waive the applicable service requirement for the vesting of a NQSO and extend the period during which it may be exercised to a date that is the earlier of the expiration date of the Option or a date which is up to 24 months from the date of termination of employment.

INCENTIVE STOCK OPTIONS

     The ISOs that the Committee grants to Participants to purchase shares of common stock will also be evidenced by an Option agreement. The Committee will determine the exercise price of each Option to purchase shares of common stock, which exercise price shall not be less than 100% of the fair market value of the common stock at the time of the grant (110% in the case of certain ten percent or greater shareholders), as determined by the Committee in accordance with rules specified in the Plan document. Except as otherwise provided in the Plan document, once vested, an ISO may be exercised in whole or in part from time to time during the term of the Option, which term may not extend more than ten years from the date the Option is granted (five years in the case of certain ten percent or greater shareholders). The Committee will impose vesting and may impose other restrictions (such as the attainment of performance goals) on the exercisability of the Options. In general, an ISO will vest upon the earlier of
(i) continuous employment of at least one year following the grant date, or (ii) the occurrence of a change in control (as defined in the Plan). Unless otherwise provided in an Option agreement, a change in control will be deemed to have occurred, among other events, upon shareholder approval of the acquisition of Sovereign (or all or substantially all of its assets).

     Unless otherwise provided in an Option agreement or otherwise specified by the Committee, the exercise price per share of an Option must be paid in full in cash upon the exercise of the Option. If the Option agreement provides or the Committee permits, the exercise price may be paid in whole or in part by surrendering certain previously owned shares of common stock to Sovereign. If shares are used to pay all or part of the exercise price, the cash and any shares surrendered must have a fair market value (determined as of the date of exercise) that is not less than the aggregate exercise price for the number of shares for which the Option is being exercised. The Committee may also approve a "cashless exercise" of an ISO, whereby the Option is exercised and the acquired common stock (or a portion thereof) is sold through a third party to minimize or eliminate the need of the Participant to utilize cash to effect the exercise of the Option. (Such a transaction, however, will result in a "disqualifying disposition" of the sold shares and may result in adverse tax consequences to a Participant, as discussed below.)

     The aggregate fair market value (determined at the time an ISO is granted) of the shares of common stock with respect to which ISOs are exercisable for the first time by an individual during any calendar year is $100,000.

     A Participant will not have any rights of a shareholder with respect to the shares of common stock subject to an ISO until the shares are paid for and issued to the Participant.

     ISOs granted to a Participant are not assignable or transferable other than by will or the laws of descent and distribution, and during the Participant's lifetime are exercisable only by the Participant or his or her duly appointed legal representative.

     A vested ISO may be exercised by a Participant only during its term and only during his or her employment, except as provided below. In general, in the event of a Participant's termination of employment:

     o by reason of retirement on or after age 65, a vested ISO may be exercised until the earlier of its expiration or the date which is three months following termination;

     o by reason of death or disability (as defined in the Plan), a vested ISO may be exercised until the earlier of its expiration or the date which is 12 months following termination;

     o by Sovereign for cause (as defined in the Plan), a vested ISO will be forfeited on the date of termination;

     o by Sovereign without cause, a vested ISO may be exercised until the earlier of its expiration or the date which is three months following termination; and

     o by reason of voluntary termination (other than retirement on or after age 65), a vested ISO will be forfeited on the date of termination.

     The Plan contains provisions whereby, in the case of corporate downsizing, retirement or other circumstances where it is considered equitable to do so, the Committee (with Board approval) may waive the applicable service requirement for the vesting of an ISO and extend the period during which it may be exercised to a date that is the earlier of the expiration date of the Option or the date which is three months from the date of termination of employment.

RESTRICTED STOCK

     As in the case of the grant of NQSOs and ISOs, the grant of a Restricted Stock Award will be evidenced by an agreement that contains such terms and conditions as may be specified by the Committee. Restricted Stock Awards will be
(i) subject to a vesting schedule, (ii) be subject to the satisfaction of one or more performance goals established at the time of their grant by the Committee, or (iii) both. In no event will a Restricted Stock Award, that is not subject to satisfaction of a performance goal, fully vest in less than three years, except to the extent the Committee may provide for accelerated vesting upon death, disability or the occurrence of a change in control (as defined in the Plan).

     Shares of Restricted Stock will be issued in the name of the Participant upon grant, but will be retained by Sovereign until such time as they cease to be subject to restriction and/or until a relevant performance goal is attained, at which time (or within 30 days thereafter) such shares will be released to the Participant, together with any dividends that have been paid on such shares as provided in the Plan. A Participant will be required to sign and deliver to Sovereign blank stock powers relating to the Restricted Stock being held by Sovereign. Forfeited shares, or shares that are otherwise not earned, will revert to Sovereign by such means as it shall determine, including the completion of a blank stock power that it may hold.

     Except as determined by the Committee and set forth in a Restricted Stock agreement relating to particular shares, rights with respect to Restricted Stock may not be assigned or transferred prior to vesting or satisfaction of applicable performance goals, or both. Deferred delivery of Restricted Stock which would otherwise be distributed may be authorized by the Committee under such terms and conditions as it may determine.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of the principal United States Federal income tax consequences of transactions under the Plan, based on current law. This summary is not intended to be exhaustive with respect to all potential Federal income tax consequences that may affect a particular person, including one who is subject to the restrictions of Section 16(b) of the 1934 Act and one who may be permitted to elect the deferred delivery of shares of common stock. In addition, this summary does not constitute tax advice, and, among other things, does not discuss state, local or foreign income tax consequences, nor does it address estate or gift tax consequences, relating to the Plan's operation. Participants are urged to consult with their tax advisors with regard to their participation in the Plan.

     NONQUALIFIED STOCK OPTIONS. No taxable income is realized by a Participant upon the grant of a NQSO. Upon the exercise of a NQSO, the Participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares of common stock exercised over the aggregate Option exercise price (the "Spread"). Special rules may apply to the timing and amount of income recognition for persons who are subject to the restrictions of Section 16(b) of the 1934 Act. Income and payroll taxes are required to be withheld from the Participant on the amount of ordinary income resulting to the Participant from the exercise of a NQSO. The Spread is generally deductible by Sovereign for Federal income tax purposes, subject to the possible limitations on deductibility of compensation paid to certain executives pursuant to Code Section 162(m). (See "Certain Limitations on Deductibility of Executive Compensation".) The Participant's tax basis in shares of common stock acquired by exercise of a NQSO will be equal to the exercise price plus the amount taxable as ordinary income.

     Upon a sale of the shares of common stock received by a Participant upon exercise of a NQSO, any gain or loss will generally be treated for Federal income tax purposes as long-term or short-term capital gain or loss, depending upon the holding period of such stock. In general, the Participant's holding period for shares acquired pursuant to the exercise of a NQSO begins on the date of exercise of such Option.

     If a Participant pays the exercise price in full or in part with shares of previously owned common stock, such exercise will not affect the tax treatment described above. With respect to such exercise, no gain or loss generally will be recognized to the Participant upon the surrender of the previously owned shares to Sovereign. The shares received upon exercise which are equal in number to the previously owned shares tendered will have the same tax basis as the previously owned shares surrendered to Sovereign, and they will have a holding period for determining capital gain or loss that includes the holding period of the shares surrendered. The fair market value of the remaining shares received by the Participant will be taxable to the Participant as compensation. Such remaining shares will have a tax basis equal to the fair market value recognized by the Participant as compensation income and the holding period will commence on the exercise date. Shares of common stock tendered to pay applicable income and payroll taxes arising from such exercise will generate taxable income or loss equal to the difference between the tax basis of such shares and the amount of income and payroll taxes satisfied with such shares. Such income or loss will normally be treated as long-term or short-term capital gain or loss depending on the holding period of the shares surrendered. Where the shares of common stock tendered to pay applicable income and payroll taxes arising from the Option exercise generate a loss, such loss may not be currently deductible under the "wash loss" rules of the Code.

     INCENTIVE STOCK OPTIONS. No taxable income is realized by a Participant upon the grant or exercise of an ISO. If shares of common stock are issued to a Participant pursuant to the exercise of an ISO and if no disqualifying disposition of such shares is made by the Participant within two years after the date of grant or within one year after the receipt of such shares by the Participant, then (a) upon the sale of such shares, any amount realized in excess of the Option exercise price will normally be taxed to the Participant as a long-term capital gain and (b) no deduction will be allowed to Sovereign. Additionally, the Spread attributable to the exercise of an ISO will give rise to an item of tax preference, in the year of exercise, that may result in alternative minimum tax liability for the Participant.

     If shares of common stock acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, such disposition would be a "disqualifying disposition," and generally (a) the Participant will realize ordinary income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise (or, if less, the amount realized on the disposition of the shares) over the Option exercise price thereof, and (b) Sovereign will be entitled to deduct such amount. Any other gain realized by the Participant on such disposition will be taxed as short-term or long-term capital gain, and will not result in any deduction to Sovereign.

     If a Participant pays the exercise price in full or in part with previously owned shares of common stock, the exchange will not affect the tax treatment of the exercise. Upon such exchange, no gain or loss generally will be recognized upon the delivery of the previously owned shares to Sovereign, and the shares issued in replacement of the shares tendered to pay the exercise price will have the same basis and holding period for capital gain purposes as the previously owned shares. A Participant, however, would not be able to utilize the holding period for the previously owned shares for purposes of satisfying the ISO statutory holding period requirements. Additional shares of common stock will have a basis of zero and a holding period that commences on the date the common stock is issued to the Participant upon exercise of the ISO.

     Based on a recent Internal Revenue Service pronouncement, effective January 1, 2003, payroll taxes may have to be withheld upon the exercise of an ISO, unless such pronouncement is modified or otherwise overruled by legislation.

     RESTRICTED STOCK. No taxable income is realized by a Participant upon the grant of a Restricted Stock Award. Upon vesting in such an Award and/or satisfaction of any performance goals applicable thereto, the Participant will recognize ordinary compensation income equal to the then fair market value of the released shares, less the amount (if any) paid therefor. A Participant may, within 30 days after receiving a grant of Restricted Stock, make a Code "Section 83(b)" election to recognize income as of the grant date, rather than the later date that the Restricted Stock may be released to him or her. The factors relevant to making such an election are complex and any Participant contemplating such an election should first consult with a tax advisor. In particular, a Participant should be aware that such an election to recognize income will apply even if the right to the Restricted Stock is later forfeited or otherwise not earned.

      Income recognized with respect to the vesting in or other receipt of Restricted Stock is subject to income and payroll tax withholding.

     CERTAIN LIMITATIONS ON DEDUCTIBILITY OF EXECUTIVE COMPENSATION. With certain exceptions, Code Section 162(m) limits the deduction to Sovereign for compensation paid to certain executive employees in excess of $1 million per executive per taxable year. However, compensation paid to such executives will not be subject to such deduction limit if it is considered "qualified performance-based compensation" (as defined in regulations under Code Section 162(m)). In the case of any NQSO granted to such persons with an exercise price equal to or greater than 100% of the fair market value of the common stock on the date of grant, compensation to be derived by such executives under the Plan will be qualified performance-based compensation. With respect to (i) a NQSO with an exercise price less than 100% of the fair market value of the common stock on the date of grant and (ii) Restricted Stock, the Plan has been designed to permit the structure of the terms of an Award granted to such persons to be treated as qualified performance-based compensation, although nothing in the Plan requires that to be done.

PERFORMANCE GOALS

     Performance goals may be imposed on any Plan Award as a condition of the right of a Participant to exercise an Option or otherwise receive common stock. Further, such goals may be imposed with respect to Awards granted to any Participant--regardless of whether he or she is within the class of persons subject to Code Section 162(m). The type of performance goal that may apply to a given Award and the level of performance required to realize the benefit of such Award will be specified by the Committee using any one or more of the following criteria applicable to Sovereign, an affiliated company or a department or division of either: (i) earnings, (ii) cash flow, (iii) revenue, (iv) financial ratios, (v) market performance, (vi) shareholder return, (vii) operating profits (including earnings before interest, taxes, depreciation and amortization),
(viii) earnings per share, (ix) return on assets, (x) return on equity, (xi) return on investment, (xii) stock price, or (xiii) expense reduction. If a performance goal is established by the Committee with respect to a grant, such goal will relate to a period of not less than one year (unless coupled with a vesting schedule of at least one year), nor more than three years.

     The Committee is charged with the responsibility of determining whether specified performance goals have been satisfied and advising affected Participants of its determination.

TERMINATION OF AWARDS ON LIQUIDATION, MERGER OR SALE OF ASSETS

     All Awards outstanding under the Plan will terminate upon a liquidation or dissolution of Sovereign, a merger or consolidation in which Sovereign is not the surviving or resulting corporation, or a sale of all or substantially all of Sovereign's assets, except to the extent that another corporation may and does, in the transaction, assume and continue the Awards or substitutes its own awards therefor.

AMENDMENT, SUSPENSION, OR TERMINATION OF THE PLAN; SHARE AND AWARD ADJUSTMENT

     The Board may terminate, amend, modify or suspend the Plan at any time and from time to time to ensure that Awards granted under the Plan conform to any changes in the law or for any other reason the Board determines to be in the best interest of Sovereign. Modifications or amendments to the Plan are not required to be approved by Sovereign's shareholders, except to the extent required by certain state or federal law. No termination, modification or amendment of the Plan, without the consent of the Participant to whom an Award has previously been granted, may adversely affect such Participant's rights under such Award. Unless terminated earlier by the Board, the Plan will terminate, and no additional Awards will thereafter be granted, on the day immediately preceding the tenth anniversary of the Effective Date (i.e., January 17, 2011).

     In the event of any change in the common stock by reason of any stock dividend, stock split, reverse stock split, recapitalization, combination or exchange of shares, merger, consolidation or similar action, appropriate adjustment will be made to (i) the number of shares of common stock authorized to be made subject to Awards under the Plan, (ii) the number of shares into which outstanding Options may be converted upon exercise, (iii) the exercise price of outstanding Options, (iv) the maximum number of Awards that may be granted to any one person within a 12-month period, and (v) such other terms as are appropriate under the circumstances. In addition, the Board may make similar changes to outstanding Awards in other circumstances where such changes are deemed equitable under such circumstances.

2001 PLAN AWARDS

     The Committee has granted the following awards, subject to shareholder approval of the 2001 plan.

                                                      2001 PLAN AWARDS

                                       NUMBER OF SECURITIES
NAME AND                                UNDERLYING OPTIONS
PRINCIPAL POSITION                         GRANTED: (1)                  EXERCISE PRICE           EXPIRATION DATE
------------------                     --------------------              --------------           ---------------
Jay S. Sidhu                                150,000                          $8.25                    02/18/11
  President and Chief
  Executive Officer

Dennis S. Marlo                              75,000                           8.25                    02/18/11
  Chief Financial
  Officer and Treasurer

Lawrence M. Thompson                         75,000                           8.25                    02/18/11
  Chief Administrative Officer
  and Secretary


John P. Hamill                               75,000                           8.25                    02/18/11
  Chairman and Chief Executive
  Officer of Sovereign Bank
  New England Division

Joseph P. Campanelli                         75,000                           8.25                    02/18/11
  President and Chief Operating
  Officer of Sovereign Bank
  New England Division

------------------
     (1) The grant of these stock options is conditioned upon shareholder approval of the 2001 Plan. The options granted under the 2001 Plan may not be exercised until at least one year has passed from the date of grant and may not thereafter be exercised until the price of a share of Sovereign common stock has closed at or above $12.00 per share for at least twenty consecutive trading days or five years has elapsed from the date of grant, whichever occurs first.

     If the 2001 Plan is approved by the shareholders, Sovereign anticipates that the shares subject to the Plan will be registered with the Securities and Exchange Commission and with any applicable state securities commission where registration is required. The cost of such registrations will be borne by Sovereign.

     As provided above, only employees of Sovereign or its subsidiaries will be eligible to receive stock options or restricted stock under the 2001 Plan based upon the recommendation of the Committee and approval of the Board of Directors of Sovereign. This would include the executive officers listed in the Summary Compensation Table included under the section entitled "Compensation of Executive Officers" in this Proxy Statement.

     The stock options previously granted to senior officers of Sovereign and its subsidiaries under the prior stock option plans, and information on options exercised during the last fiscal year, are reflected in tables contained in the section of this Proxy Statement entitled "Compensation of Executive Officers."

RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ADOPTION OF THE 2001 PLAN. The affirmative vote of a majority of all votes cast at the Meeting is required to adopt the 2001 Plan. Abstentions and broker non-votes will not constitute or be counted as "votes" cast for purposes of the Meeting. All proxies will be voted "FOR" adoption of the 2001 Plan unless a shareholder specifies to the contrary on such shareholder's proxy card.

                        PROPOSAL TO RATIFY APPOINTMENT OF
                              INDEPENDENT AUDITORS

     The Board of Directors of Sovereign has appointed Ernst & Young LLP, independent auditors, as Sovereign's independent auditors for the fiscal year ending December 31, 2001. No determination has been made as to what action Sovereign's Board of Directors would take if shareholders do not ratify the appointment.

     Ernst & Young LLP has conducted the audit of the financial statements of Sovereign and its subsidiaries for the year ended December 31, 2000. Representatives of Ernst & Young LLP are expected to be present at the Meeting, will be given an opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions from shareholders.

     Set forth below is information relating to the aggregate Ernst & Young LLP fees for professional services provided to Sovereign for the fiscal year ended December 31, 2000.

     Audit Fees:

     The aggregate Ernst & Young LLP fees for all professional services provided in connection with the audit of Sovereign's financial statements for the fiscal year ended December 31, 2000 and for the reviews of the unaudited financial statements included in Sovereign's Quarterly Reports on Form 10-Q for 2000 were $1.3 million.

     Financial Information Systems Design and Implementation Fees:

     Sovereign did not engage Ernst & Young LLP to provide advice to Sovereign regarding financial information systems design and implementation during the fiscal year ended December 31, 2000.

     All Other Fees:

     The aggregate Ernst & Young LLP fees for professional services provided to Sovereign during the fiscal year ended December 31, 2000 for all other non-audit services were $12.1 million, including audit related services of $1.2 million, management consulting services of $2.1 million, and tax advisory and other non-audit services of $8.8 million. Audit related services generally include fees for employee benefit audits and certain regulatory reporting, business acquisitions, accounting consultations, internal audit and SEC registration statements.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPOINTMENT OF ERNST & YOUNG LLP AS SOVEREIGN'S INDEPENDENT AUDITORS FOR THE 2001 FISCAL YEAR. The affirmative vote of a majority of all votes cast at the Meeting is required to ratify the appointment. Abstentions and broker non-votes will not constitute or be counted as "votes" cast for purposes of the Meeting. All proxies will be voted "FOR" ratification of the appointment unless a shareholder specifies to the contrary on such shareholder's proxy card.

                             ADDITIONAL INFORMATION

     Sovereign's 2001 Annual Meeting of Shareholders will be held on or about April 25, 2002.

     In accordance with the Bylaws of Sovereign, a shareholder who desires to propose a matter for consideration at an annual meeting of shareholders must provide notice thereof in writing, delivered or mailed by first-class United States mail, postage prepaid, to the Secretary of Sovereign, not less than 90 days nor more than 150 days prior to such annual meeting. For the 2002 Annual Meeting of Shareholders, this period will begin on November 26, 2001 and end on January 25, 2002.

     Any shareholder who desires to submit a proposal to be considered for inclusion in Sovereign's proxy materials relating to its 2002 Annual Meeting of Shareholders in accordance with the rules of the Securities and Exchange Commission must submit such proposal in writing, addressed to Sovereign Bancorp, Inc. at 1130 Berkshire Boulevard, Wyomissing, Pennsylvania 19610 (Attn:
Secretary), on or before November 26, 2001.

     In accordance with the Bylaws of Sovereign, any shareholder entitled to vote for the election of directors may nominate candidates for election to the Board provided that the shareholder has given notice of the nomination in writing, delivered or mailed by first-class United States mail, postage prepaid, to the Secretary of Sovereign not less than 90 days nor more than 120 days prior to such annual meeting. For the 2002 Annual Meeting of Shareholders, this period will begin on December 26, 2001 and end on January 25, 2002.

     Shareholders may also recommend qualified persons for consideration by the Board of Directors to be included in Sovereign's proxy materials as a nominee of the Board of Directors. Shareholders making a recommendation must submit the same information as that required to be included by Sovereign in its Proxy Statement with respect to nominees of the Board of Directors. The shareholder recommendation should be submitted in writing, addressed to Sovereign Bancorp, Inc. at 1130 Berkshire Boulevard, Wyomissing, Pennsylvania 19610 (Attn:
Secretary), on or before January 25, 2002.

     Sovereign's Annual Report to the Shareholders for the year ended December 31, 2000 is enclosed herewith. Sovereign's Annual Report is furnished to shareholders for their information. No part of the Annual Report is incorporated by reference herein.

     UPON WRITTEN REQUEST OF ANY SHAREHOLDER, A COPY OF SOVEREIGN'S ANNUAL REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED DECEMBER 31, 2000, INCLUDING A LIST OF THE EXHIBITS THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13a-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934, MAY BE OBTAINED, WITHOUT CHARGE, FROM LAWRENCE M. THOMPSON, JR., SECRETARY, SOVEREIGN BANCORP, INC., 1130 BERKSHIRE BOULEVARD, WYOMISSING, PENNSYLVANIA 19610. EACH REQUEST MUST SET FORTH A GOOD FAITH REPRESENTATION THAT, AS OF THE RECORD DATE, THE PERSON MAKING THE REQUEST WAS A BENEFICIAL OWNER OF SOVEREIGN'S COMMON STOCK ENTITLED TO VOTE AT THE MEETING.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              /s/LAWRENCE M. THOMPSON, JR.
                                              ----------------------------------
                                              LAWRENCE M. THOMPSON, JR,
                                              Secretary

PLEASE REMEMBER TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR IMPORTANT VOTE WILL BE COUNTED AT THE ANNUAL MEETING.

                                                                    EXHIBIT "A"
                             AUDIT COMMITTEE CHARTER


I.   ORGANIZATION

     The Audit Committee will consist of a minimum of three and a maximum of five Directors who are independent of the management of the Corporation and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member. Three members of the Committee shall constitute a quorum.

     Audit Committee members are elected in accordance with the Bancorp's bylaws and policies established by the Sovereign Bancorp Board of Directors. All members are to be financially literate and at least one member shall have accounting, or related financial management expertise.

II.  STATEMENT OF POLICY

     The Audit Committee shall provide assistance to the Directors in fulfilling their responsibility to the shareholders, potential shareholders, the investment community and others relating to the Company's corporate accounting and financial reporting practices, the systems of internal accounting and financial controls, the internal audit function, and the annual independent audit of the Company's financial statements. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the Directors, the independent auditors, the internal auditors, and the management of the Corporation.

III. RESPONSIBILITIES

     In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions.

     In carrying out these responsibilities the Audit Committee will:

     o Ensure compliance with O.T.S. Regulatory Bulletin 32-1, Independent Audits of Thrift Institutions or the applicable regulatory standard of any other regulatory agency of the Company or its subsidiaries.

     o Review and recommend to the Directors the independent auditors to be selected to audit the consolidated financial statements of the Corporation and its divisions and subsidiaries. The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board of Directors and to the Audit Committee, as representatives of shareholders. The Committee shall have the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the independent auditor. The Audit Committee will ensure receipt from the independent auditors a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1, and to actively engage in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity or independence of the auditor and for taking, or recommending that the full Board take, appropriate action to oversee the independence of the independent auditor.

     o Meet with the independent auditors and internal auditors to review the scope and plan of the proposed audit for the current year including the adequacy of staffing, and at the conclusion thereof, review the results of such audit, including any comments or recommendations of the independent auditors.

     o Review with the independent auditors, the chief internal auditor and management, the adequacy and effectiveness of the accounting and financial controls of the Corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

     o Review the financial statements to be filed on Form 10-Q, Form 10-K, and prior to release to the shareholders and/or filing of such financial statements with the Securities and Exchange Commission, review with management and the independent auditors the results of their timely quarterly review and annual audit, including analysis of significant financial reporting issues and practices, changes in, or new adoptions of, accounting principles and disclosure practices, and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. Also review with management and the independent auditors their qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the Corporation's accounting principles and underlying estimates. The chair of the Committee or his/her designee may represent the entire Committee for the purposes of this review.

     o Review all examination reports received from the various banking supervisory authorities including management's replies.

     o Invite the other Directors to attend the Audit Committee meeting when the results of the annual audit are reviewed.

     o Review the internal audit function of the Corporation including the independence and authority of its reporting obligations, the proposed internal audit plan, with explanations of any deviations from the original plan.

     o    Review the periodic reports provided by internal audit.

     o Meet with the Chief Internal Auditor and the independent auditors, with management and in executive sessions without management present to discuss the results of their examinations and any other matters of importance to the auditors or the Committee.

     o Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

     o Submit the minutes of all meetings of the Audit Committee to the Board of Directors.

     o    Review and approve the Audit Committee Charter annually.

IV.  MEETINGS

     The Audit Committee shall meet at least semi-annually or when deemed appropriate by the Chairperson of the Committee.

     Minutes of each meeting will be compiled by the Chief Internal Auditor who shall act as Secretary to the Committee.

                                                                     EXHIBIT "B"

                             SOVEREIGN BANCORP, INC.

                            2001 STOCK INCENTIVE PLAN



     1.1  Purpose. The Sovereign Bancorp, Inc. 2001 Stock Incentive Plan is
          --------
          intended to provide selected Employees of Sovereign Bancorp, Inc. and its Subsidiaries with an opportunity to acquire Common Stock of the Corporation. The Plan is designed to help the Corporation attract, retain and motivate selected Employees to make substantial contributions to the success of the Corporation's business and the businesses of its Subsidiaries. Awards will be granted under the Plan based, among other things, on the Participant's level of responsibility and performance within the Corporation.

     1.2  Authorized Plan Awards. Incentive Stock Options, Nonqualified Stock
          ----------------------
          Options and Restricted Stock may be awarded within the limitations of the Plan herein described.


ARTICLE 2. DEFINITIONS

     2.1 "Agreement". A written instrument evidencing the grant of an Award. A Participant may be issued one or more Agreements from time to time, reflecting one or more Awards.

     2.2  "Award". The grant of an Option or Restricted Stock.

     2.3  "Board". The Board of Directors of the Corporation.

     2.4 "Change in Control". Except as otherwise provided in an Agreement, the first to occur of any of the following events:

          (a) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), except for any of the Corporation's employee benefit plans, or any entity holding the Corporation's voting securities for, or pursuant to, the terms of any such plan (or any trust forming a part thereof) (the "Benefit Plan(s)"), is or becomes the beneficial owner, directly or indirectly, of the Corporation's securities representing 19.9% or more of the combined voting power of the Corporation's then outstanding securities other than pursuant to a transaction excepted in Clause (c) or (d);

          (b) there occurs a contested proxy solicitation of the Corporation's shareholders that results in the contesting party obtaining the ability to vote securities representing 19.9% or more of the combined voting power of the Corporation's then outstanding securities;

          (c) a binding written agreement is executed (and, if legally required, approved by the Corporation's shareholders) providing for a sale, exchange, transfer or other disposition of all or substantially all of the assets of the Corporation or of Sovereign Bank, a Federal Savings Bank to another entity, except to an entity controlled directly or indirectly by the Corporation;

          (d) the shareholders of the Corporation approve a merger, consolidation, or other reorganization of the Corporation, unless:

               (i) under the terms of the agreement approved by the Corporation's shareholders providing for such merger, consolidation or reorganization, the shareholders of the Corporation immediately before such merger, consolidation or reorganization, will own, directly or indirectly immediately following such merger, consolidation or reorganization, at least 51% of the combined voting power of the outstanding voting securities of the Corporation resulting from such merger, consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation or reorganization;

               (ii) under the terms of the agreement approved by the Corporation's shareholders providing for such merger, consolidation or reorganization, the individuals who were members of the

                     Board immediately prior to the execution of such agreement will constitute at least 51% of the members of the board of directors of the Surviving Corporation after such merger, consolidation or reorganization; and

               (iii) based on the terms of the agreement approved by the
                     Corporation's shareholders providing for such merger, consolidation or reorganization, no Person (other than (A) the Corporation or any Subsidiary of the Corporation, (B) any Benefit Plan, (C) the Surviving Corporation or any Subsidiary of the Surviving Corporation, or (D) any Person who, immediately prior to such merger, consolidation or reorganization had beneficial ownership of 19.9% or more of the then outstanding voting securities) will have beneficial ownership of 19.9% or more of the combined voting power of the Surviving Corporation's then outstanding voting securities;

          (e) a plan of liquidation or dissolution of the Corporation, other than pursuant to bankruptcy or insolvency laws, is adopted;

          (f) during any period of two consecutive years, individuals, who at the beginning of such period, constituted the Board cease for any reason to constitute at least a majority of the Board unless the election, or the nomination for election by the Corporation's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or

          (g) the occurrence of a Triggering Event within the meaning of the Rights Agreement dated as of September 19, 1989, as amended by the Amendment to Rights Agreement dated as of September 27, 1995 between the Corporation and Chemical Bank, as rights agent.

                    Notwithstanding Clause (a), a Change in Control shall not be deemed to have occurred if a Person becomes the beneficial owner, directly or indirectly, of the Corporation's securities representing 19.9% or more of the combined voting power of the Corporation's then outstanding securities solely as a result of an acquisition by the Corporation of its voting securities which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 19.9% or more of the combined voting power of the Corporation's then outstanding securities; provided, however, that if a Person becomes a beneficial owner of 19.9% or more of the combined voting power of the Corporation's then outstanding securities by reason of share purchases by the Corporation and shall, after such share purchases by the Corporation, become the beneficial owner, directly or indirectly, of any additional voting securities of the Corporation (other than as a result of a stock split, stock dividend or similar transaction), then a Change in Control of the Corporation shall be deemed to have occurred with respect to such Person under Clause (a). In no event shall a Change in Control of the Corporation be deemed to occur under Clause (a) with respect to Benefit Plans.

     2.5  "Code". The Internal Revenue Code of 1986, as amended.

     2.6 "Committee". The committee which the Board appoints to administer the Plan.

     2.7 "Common Stock". The common stock of the Corporation (no par value) as described in the Corporation's Articles of Incorporation, or such other stock as shall be substituted therefor.

     2.8  "Corporation". Sovereign Bancorp, Inc., a Pennsylvania corporation.

     2.9 "Employee". Any common law employee of the Corporation or a Subsidiary.

     2.10 "Exchange Act". The Securities Exchange Act of 1934, as amended.

     2.11 "Incentive Stock Option". A Stock Option intended to satisfy the requirements of Code Section 422(b).

     2.12 "Nonqualified Stock Option". A Stock Option other than an Incentive Stock Option.

     2.13 "Optionee". A Participant who is awarded a Stock Option pursuant to the provisions of the Plan.

     2.14 "Participant". An Employee to whom an Award has been granted and remains outstanding.

     2.15 "Performance Criteria". Any objective test based on one or more of the following areas of performance of the Corporation, a Subsidiary, or any division, department or group of either: (a) earnings, (b) cash flow, (c) revenue, (d) financial ratios, (e) market performance, (f) shareholder return, (g) operating profits (including earnings before interest, taxes, depreciation and amortization), (h) earnings per share, (i) return on assets, (j) return on equity, (k) return on investment (l) stock price and (m) expense reduction. Performance Criteria shall be derived from the financial statements of the Corporation and its Subsidiaries prepared in accordance with generally accepted accounting principles consistently applied, or, for Performance Criteria that cannot be so derived, under a methodology established by the Committee prior to the issuance of a Performance Grant that is consistently applied.

     2.16 "Performance Goal". A goal established by the Committee, with respect to an Award intended to constitute a Performance Grant, that relates to one or more Performance Criteria. A Performance Goal shall relate to such period of time, not less than one year (unless coupled with a vesting schedule of at least one year) or more than three years, as may be specified by the Committee at the time of the awarding of a Performance Grant.

     2.17 "Performance Grant". An Award, the vesting or receipt without restriction of which, is conditioned on the satisfaction of one or more Performance Goals.

     2.18 "Plan".  The Sovereign Bancorp, Inc. 2001 Stock Incentive Plan.

     2.19 "Restricted Stock". A grant of Common Stock pursuant to the provisions of the Plan, which grant is subject to such restrictions and other conditions as may be specified by the Committee at the time of such grant.

     2.20 "Retirement". The termination of a Participant's employment following attainment of age 65.

     2.21 "Securities Act".  The Securities Act of 1933, as amended.

     2.22 "Stock Option" or "Option". A grant of a right to purchase Common Stock pursuant to the provisions of the Plan.

     2.23 "Subsidiary". A subsidiary corporation, as defined in Code Section 424(f), that is a subsidiary of a relevant corporation.


ARTICLE 3. ADMINISTRATION

     3.1  The Committee. The Plan shall be administered by a committee of the
          --------------
          Board composed of two or more members of the Board, all of whom are
          (a) "non-employee directors" as such term is defined under the rules and regulations adopted from time to time by the Securities and Exchange Commission pursuant to Section 16(b) of the Exchange Act, and
          (b) "outside directors" within the meaning of Code Section 162(m). The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board.

     3.2  Powers of the Committee.
          ------------------------

          (a) The Committee shall be vested with full authority to make such rules and regulations as it deems necessary or desirable to administer the Plan and to interpret the provisions of the Plan, unless otherwise determined by a majority of the disinterested members of the Board. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon all Participants and any person claiming under or through a Participant, unless otherwise determined by a majority of the disinterested members of the Board.

          (b) Subject to the terms, provisions and conditions of the Plan and subject to review and approval by a majority of the disinterested members of the Board, the Committee shall have exclusive jurisdiction to:

               (i) determine and select the Employees to be granted Awards (it being understood that more than one Award may be granted to the same person);

               (ii)  determine the number of shares subject to each Award;

               (iii) determine the date or dates when the Awards will be
                     granted;

               (iv) determine the exercise price of shares subject to Options in accordance with Article 6;

               (v) determine the date or dates when an Option may be exercised within the term of the Option specified pursuant to Article 7;

               (vi) determine whether an Option constitutes an Incentive Stock Option or a Nonqualified Stock Option; and

               (vii) prescribe the form, which shall be consistent with the Plan document, of the Agreement evidencing any Awards granted under the Plan.

     3.3  Liability. No member of the Board or the Committee shall be liable for
          ----------
          any action or determination made in good faith by the Board or the Committee with respect to this Plan or any Awards granted under this Plan.

     3.4  Establishment and Certification of Performance Goals. The Committee
          -----------------------------------------------------
          shall establish, prior to grant, Performance Goals with respect to each Award intended to constitute a Performance Grant. Notwithstanding anything herein to the contrary, no Option that is intended to constitute a Performance Grant may be exercised until the Performance Goal or Goals applicable thereto is or are certified as having been satisfied by the Committee, nor shall any share of Restricted Stock that is intended to constitute a Performance Grant be released to a Participant until such certification is made.

     3.5  Performance Grants Not Mandatory. Nothing herein shall be construed as
          ---------------------------------
          requiring that any Award be made a Performance Grant.


ARTICLE 4. COMMON STOCK SUBJECT TO THE PLAN

     4.1  Common Stock Authorized.
          ------------------------

          (a) Stock Options. The aggregate number of shares of Common Stock for which Options may be awarded under the Plan shall not exceed 7,500,000. The limitation established by the preceding sentence shall be subject to adjustment as provided in Article 10.

          (b) Restricted Stock. The aggregate number of shares of Common Stock for which Restricted Stock may be awarded under the Plan shall not exceed 2,500,000. The limitation established by the preceding sentence shall be subject to adjustment as provided in Article 10.

     4.2  Shares Available. The Common Stock to be issued under the Plan shall
          -----------------
          be the Corporation's Common Stock which shall be made available at the discretion of the Board, either from authorized but unissued Common Stock or from Common Stock acquired by the Corporation, including shares purchased in the open market. In the event that any outstanding Award under the Plan for any reason expires, terminates or is forfeited, the shares of Common Stock allocable to such expiration, termination or forfeiture may thereafter again be made subject to an Award under the Plan.


ARTICLE 5. ELIGIBILITY

     5.1  Participation. Awards shall be granted by the Committee only to
          --------------
          persons who are Employees and shall be ratified by a majority of the disinterested members of the Board.

     5.2  Incentive Stock Option Eligibility. Notwithstanding any other
          -----------------------------------
          provision of the Plan to the contrary, an individual who owns more than ten percent of the total combined voting power of all classes of outstanding stock of the Corporation shall not be eligible for the grant of an Incentive Stock Option, unless the special requirements set forth in Sections 6.1 and 7.1 are satisfied. For purposes of this section, in determining stock ownership, an individual shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries. "Outstanding stock" shall include all stock actually issued and outstanding immediately before the grant of the Option. "Outstanding stock" shall not include shares authorized for issue under outstanding Options held by the Optionee or by any other person.

ARTICLE 6. STOCK OPTIONS IN GENERAL

     6.1  Exercise Price. The exercise price of an Option to purchase a share of
          ---------------
          Common Stock shall be, in the case of an Incentive Stock Option, not less than 100% of the fair market value of a share of Common Stock on the date the Option is granted, except that the exercise price shall be not less than 110% of such fair market value in the case of an Incentive Stock Option granted to any individual described in Section
          5.2. The exercise price of an Option to purchase a share of Common Stock shall be, in the case of a Nonqualified Stock Option, not less than 85% percent of the fair market value of a share of Common Stock on the date the Option is granted. The exercise price shall be subject to adjustment as provided in Article 10.

     6.2  Limitation on Incentive Stock Options. The aggregate fair market value
          --------------------------------------
          (determined as of the date an Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual in any calendar year (under the Plan and all other plans maintained by the Corporation and Subsidiaries) shall not exceed $100,000.

     6.3  Determination of Fair Market Value.
          -----------------------------------

          (a) During such time as the Common Stock is not listed on an established stock exchange or exchanges but is quoted on the NASDAQ National Market System, the fair market value per share of the Common Stock shall be the closing sale price for such a share on the relevant day. If no sale of Common Stock has occurred on that day, the fair market value shall be determined by reference to such price for the next preceding day on which a sale occurred.

          (b) During such time as the Common Stock is not listed on an established stock exchange or quoted on the NASDAQ National Market System, the fair market value per share of the Common Stock shall be the mean between the closing "bid" and "asked" prices for such a share on the relevant day. If no closing "bid" and "asked" prices are quoted for that day, the fair market value shall be determined by reference to such prices for the next preceding day on which such closing prices were quoted.

          (c) If the Common Stock is listed on an established stock exchange or exchanges, the fair market value per share of the Common Stock shall be the composite closing sale price for such a share on the relevant day. If no sale of Common Stock has occurred on that day, the fair market value shall be determined by reference to such price for the next preceding day on which a sale occurred.

          (d) In the event that the Common Stock is not traded on an established stock exchange or quoted on the NASDAQ National Market System, and no closing "bid" and "asked" prices are available on a relevant day, then the fair market value per share of Common Stock will be the price established by the Committee in good faith.

          In connection with determining the fair market value of a share of Common Stock on any relevant day, the Committee may use any source deemed reliable; and its determination shall be final and binding on all affected persons, absent clear error.

     6.4  Limitation on Option Awards. Commencing January 1, 2001, grants under
          ----------------------------
          this Plan (and any plan of the Corporation or a Subsidiary providing for stock option awards) to an Employee described in Code Section 162(m)(3) shall not exceed, in the aggregate, Options to acquire 300,000 shares of Common Stock during any period of 12 consecutive months. Such limitation shall be subject to adjustment in the manner described in Article 10.

     6.5  Transferability of Options.
          ---------------------------

          (a) Except as provided in Subsection (b), an Option granted hereunder shall not be transferable other than by will or the laws of descent and distribution, and such Option shall be exercisable, during the Optionee's lifetime, only by him or her.

          (b) An Optionee may, with the prior approval of the Committee, transfer a Nonqualified Stock Option for no consideration to or for the benefit of one or more members of the Optionee's "immediate family" (including a trust, partnership or limited liability company for the benefit of one or more of such members), subject to such limits as the Committee may impose, and the transferee shall remain subject to all terms and conditions applicable to the Option prior to its transfer. The term "immediate family" shall mean an Optionee's spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren (and, for this purpose, shall also include the Optionee).


ARTICLE 7. TERM, VESTING AND EXERCISE OF OPTIONS

     7.1  Term and Vesting. Each Option granted under the Plan shall terminate
          -----------------
          on the date determined by the Committee and approved by a majority of the disinterested members of the Board, and specified in the Agreement; provided, however, that (i) each intended Incentive Stock Option granted to an individual described in Section 5.2 shall terminate not later than five years after the date of the grant, (ii) each other intended Incentive Stock Option shall terminate not later than ten years after the date of grant, and (iii) each Option granted under the Plan which is intended to be a Nonqualified Stock Option shall terminate not later than ten years and one month after the date of grant. Each Option granted under the Plan shall be exercisable (i.e., become vested) only after the earlier of the date on which (i) the Optionee has completed one year of continuous employment with the Corporation or a Subsidiary immediately following the date of the grant of the Option (or such later date as may be specified in an Agreement, including a date that may be tied to the satisfaction of one or more Performance Goals) or (ii) unless otherwise provided in an Agreement, a Change in Control occurs. An Option may be exercised only during the continuance of the Optionee's employment, except as provided in Article 8.

     7.2  Exercise.
          ---------

          (a) A person electing to exercise an Option shall give written notice to the Corporation of such election and of the number of shares he or she has elected to purchase, in such form as the Committee shall have prescribed or approved, and shall at the time of exercise tender the full exercise price of the shares he or she has elected to purchase. The exercise price shall be paid in full, in cash, upon the exercise of the Option; provided, however, that in lieu of cash, with the approval of the Committee at or prior to exercise, an Optionee may exercise an Option by tendering to the Corporation shares of Common Stock owned by him or her and having a fair market value equal to the cash exercise price applicable to the Option (with the fair market value of such stock to be determined in the manner provided in Section 6.3) or by delivering such combination of cash and such shares as the Committee in its sole discretion may approve. Notwithstanding the foregoing, Common Stock acquired pursuant to the exercise of an Incentive Stock Option may not be tendered as payment unless the holding period requirements of Code Section 422(a)(1) have been satisfied, and Common Stock not acquired pursuant to the exercise of an Incentive Stock Option may not be tendered as payment unless it has been held, beneficially and of record, for at least six months (or such longer time as may be required by applicable securities law or accounting principles to avoid adverse consequences to the Corporation or a Participant).

          (b) A person holding more than one Option at any relevant time may, in accordance with the provisions of the Plan, elect to exercise such Options in any order.

          (c) At the request of the Participant and to the extent permitted by applicable law, the Committee may, in its sole discretion, selectively approve arrangements whereby the Participant irrevocably authorizes a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon the exercise of an Option and to remit to the Corporation a sufficient portion of the sales proceeds to pay the entire exercise price and any tax withholding required as a result of such exercise.

     7.3  Deferred Delivery of Nonqualified Stock Option Shares. The Committee
          ------------------------------------------------------
          may approve an arrangement whereby an Optionee may elect to defer receipt of Common Stock otherwise issuable to him or her upon exercise of a Nonqualified Stock Option. Any such arrangement, if approved at all, shall be subject to such terms and conditions as the Committee, in its sole discretion, may specify, which terms and conditions may (but need not) include provision for the award of additional shares to take into account dividends paid subsequent to exercise of the Option.


ARTICLE 8. EXERCISE OF OPTIONS FOLLOWING TERMINATION OF EMPLOYMENT

     8.1  Retirement. In the event of an Optionee's termination of employment
          -----------
          due to Retirement, his or her Option shall lapse at the earlier of the expiration of the term of the Option or:

          (a) in the case of an Incentive Stock Option, three months from the date of Retirement; and

          (b) in the case of a Nonqualified Stock Option, up to 24 months from the date of Retirement (as specified in the relevant Agreement).

     8.2  Death or Total and Permanent Disability. In the event of termination
          ----------------------------------------
          of an Optionee's employment due to death or being "disabled" (within the meaning of Code Section 22(e)(3)), his or her Option shall lapse at the earlier of (a) the expiration of the term of the Option, or (b) one year after termination due to such a cause.

     8.3  Termination For Cause. In the event of an Optionee's termination of
          ----------------------
          employment "for cause," his or her Option shall lapse on the date of such termination. Termination "for cause" shall mean the Optionee was terminated after:

          (a) the Office of Thrift Supervision or any other government regulatory agency recommends or orders in writing that the Corporation or a Subsidiary terminate the employment of the Optionee or relieve him or her of his or her duties;

          (b) the Optionee is convicted of or enters a plea of guilty or nolo contendere to a felony, a crime of falsehood, or a crime involving fraud or moral turpitude, or the actual incarceration of the Optionee for a period of 45 consecutive days; or

          (c) the Optionee willfully fails to follow the lawful instructions of the Board after receipt of written notice of such instructions, other than a failure resulting from the Optionee's incapacity because of physical or mental illness.

     8.4  Special Termination Provisions.
          -------------------------------

          (a) In the case of a corporate downsizing, the Retirement of an Optionee or other circumstances where it is deemed equitable to do so, the Committee may, in its discretion and subject to the approval of a majority of the disinterested members of the Board, waive the one-year (or other) continuous service requirement for vesting specified in an Agreement pursuant to Section 7.1 and permit the exercise of an Option held by an Optionee prior to the satisfaction of such requirement. Any such waiver may be made with retroactive effect, provided it is made within 60 days following the Optionee's termination of employment.

          (b) In the event the Committee waives the continuous service requirement with respect to an Option and the circumstance of an Optionee's termination of employment is described in Section 8.1 or 8.2, the affected Option will lapse as otherwise provided in the relevant section.

          (c) In the case of a corporate downsizing or other circumstances where it is deemed equitable to do so, the Committee may, in its discretion and subject to the approval of a majority of the disinterested members of the Board, waive the otherwise applicable lapse provision of the Option of a Participant and permit its exercise until a date which is the earlier of the expiration of the term of the Option or:

               (i) in the case of an Incentive Stock Option, three months from the date of termination of employment; and

               (ii) in the case of a Nonqualified Stock Option, up to 24 months from the date of termination of employment (as specified in the relevant resolution).

          (d) No exercise of discretion under this section with respect to an event or person shall create an obligation to exercise such discretion in any similar or same circumstance.

     8.5  Other Termination By the Corporation or Optionee. Except as otherwise
          -------------------------------------------------
          provided elsewhere in this article, (a) in the event of an Optionee's termination of employment at the election of the Corporation, his or her Option shall lapse at the earlier of (i) the expiration of the term of the Option, or (ii) three months after such termination; and
          (b) in the event of termination of employment at the election of an Optionee, his or her Option shall lapse on the date of such termination.


ARTICLE 9. RESTRICTED STOCK

     9.1  In General. Restricted Stock Awards shall be subject to such terms and
          -----------
          conditions as may be specified in the Agreement issued to a Participant to evidence the grant of such Award. Among other things, a Restricted Stock Award shall be subject to a vesting schedule or Performance Goals, or both.

     9.2  Minimum Vesting Period for Certain Awards. In the case of a Restricted
          ------------------------------------------
          Stock Award that is not intended to constitute a Performance Grant, such Award shall not fully vest over a period of less than three years; provided, however, that this minimum vesting period shall not be construed as precluding terms in an Agreement that may accelerate vesting of an Award by reason of death, "disability" (within the meaning of Code Section 22(e)(3)) or the occurrence of a Change in Control.

     9.3  Limitation on Restricted Stock Awards. Commencing January 1, 2001,
          -------------------------------------
          grants under this Plan (and any other plan of the Corporation or a Subsidiary providing for restricted stock awards) to any Employee described in Code Section 162(m)(3) shall not exceed, in the aggregate, Restricted Stock Awards for 100,000 shares of Common Stock during any period of 12 consecutive months. Such limitation shall be subject to adjustment in the manner described in Article 10.

     9.4  Issuance and Retention of Share Certificates By Corporation. One or
          ------------------------------------------------------------
          more share certificates shall be issued upon the grant of a Restricted Stock Award; but until such time as the Restricted Stock shall vest or otherwise become distributable by reason of satisfaction of one or more Performance Goals, the Corporation shall retain such share certificates.

     9.5  Stock Powers. At the time of the grant of a Restricted Stock Award,
          -------------
          the Participant to whom the grant is made shall deliver such stock powers, endorsed in blank, as may be requested by the Corporation.

     9.6  Release of Shares. Within 30 days following the date on which a
          ------------------
          Participant becomes entitled under an Agreement to receive shares of previously Restricted Stock, the Corporation shall deliver to him or her a certificate evidencing the ownership of such shares, together with an amount of cash (without interest) equal to the dividends that have been paid on such shares with respect to record dates occurring on and after the date of the related Award.

     9.7  Forfeiture of Restricted Stock Awards. In the event of the forfeiture
          --------------------------------------
          of a Restricted Stock Award, by reason of the termination of employment prior to vesting, the failure to achieve a Performance Goal or otherwise, the Corporation shall take such steps as may be necessary to cancel the affected shares and return the same to its treasury.

     9.8  Assignment, Transfer, Etc. of Restricted Stock Rights. The potential
          ------------------------------------------------------
          rights of a Participant to shares of Restricted Stock may not be assigned, transferred, sold, pledged, hypothecated or otherwise encumbered or disposed of until such time as unrestricted certificates for such shares are received by him or her; provided, however, that the Committee may permit a transfer of a type described in Section 6.5(b).


     9.9  Deferred Delivery of Formerly Restricted Stock. The Committee may
          -----------------------------------------------
          approve an arrangement whereby a Participant may elect to defer receipt of Restricted Stock beyond the date on which a restriction terminates or a Performance Goal is satisfied with respect thereto. Any such arrangement, if approved at all, shall be subject to such terms and conditions as the Committee, in its sole discretion, may specify, including terms covering the accumulation or distribution of dividends previously paid with respect to the subject shares and those that may thereafter be paid.


ARTICLE 10. ADJUSTMENT PROVISIONS

     10.1 Share Adjustments.
          ------------------

          (a) In the event that the shares of Common Stock of the Corporation, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation, or if the number of such shares of Common Stock shall be changed through the payment of a stock dividend, stock split or reverse stock split, then (i) the shares of Common Stock authorized hereunder to be made the subject of Awards, (ii) the shares of Common Stock then subject to outstanding Awards and the exercise price thereof (where relevant), (iii) the maximum number of Awards that may be granted within a 12-month period and
               (iv) the nature and terms of the shares of stock or securities subject to Awards hereunder shall be increased, decreased or otherwise changed to such extent and in such manner as may be necessary or appropriate to reflect any of the foregoing events.

          (b) If there shall be any other change in the number or kind of the outstanding shares of the Common Stock of the Corporation, or of any stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, and if a majority of the disinterested members of the Board shall, in its sole discretion, determine that such change equitably requires an adjustment in any Award which was theretofore granted or which may thereafter be granted under the Plan, then such adjustment shall be made in accordance with such determination.

          (c) The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, to consolidate, to dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

     10.2 Corporate Changes. A liquidation or dissolution of the Corporation, a
          ------------------
          merger or consolidation in which the Corporation is not the surviving Corporation or a sale of all or substantially all of the Corporation's assets, shall cause each outstanding Award to terminate, except to the extent that another corporation may and does, in the transaction, assume and continue the Award or substitute its own awards.

     10.3 Fractional Shares. Fractional shares resulting from any adjustment in
          ------------------
          Awards pursuant to this article may be settled as a majority of the disinterested members of the Board shall determine.

     10.4 Binding Determination. To the extent that the foregoing adjustments
          ----------------------
          relate to stock or securities of the Corporation, such adjustments shall be made by a majority of the disinterested members of the Board, whose determination in that respect shall be final, binding and conclusive. Notice of any adjustment shall be given by the Corporation to each holder of an Award which shall have been so adjusted.


ARTICLE 11. GENERAL PROVISIONS

     11.1 Effective Date. The Plan shall become effective upon its adoption by
          ---------------
          the Board (January 18, 2001), provided that any grant of an Award is subject to the approval of the Plan by the shareholders of the Corporation within 12 months of adoption by the Board.

     11.2 Termination of the Plan. Unless previously terminated by the Board,
          ------------------------
          the Plan shall terminate on, and no Award shall be granted after, the day immediately preceding the tenth anniversary of its adoption by the Board.

     11.3 Limitation on Termination, Amendment or Modification.
          -----------------------------------------------------

          (a) The Board may at any time terminate, amend, modify or suspend the Plan, provided that, without the approval of the shareholders of the Corporation, no amendment or modification shall be made solely by the Board which:

               (i) increases the maximum number of shares of Common Stock as to which Awards may be granted under the Plan;

               (ii) changes the class of eligible Participants; or

               (iii) otherwise requires the approval of shareholders under applicable state law or under applicable federal law to avoid potential liability or adverse consequences to the Corporation or a Participant.

          (b) No amendment, modification, suspension or termination of the Plan shall in any manner affect any Award theretofore granted under the Plan without the consent of the Participant or any person validly claiming under or through the Participant.

     11.4 No Right to Grant of Award or Continued Employment. Nothing contained
          ---------------------------------------------------
          in this Plan or otherwise shall be construed to (a) require the grant of an Award to an individual who qualifies as an Employee, or (b) confer upon a Participant any right to continue in the employ of the Corporation or any Subsidiary or limit in any respect the right of the Corporation or of any Subsidiary to terminate the Participant's employment at any time and for any reason.

     11.5 Withholding Taxes.
          ------------------

          (a) Subject to the provisions of Subsection (b), the Corporation will require, where sufficient funds are not otherwise available, that a Participant pay or reimburse to it any withholding taxes at such time as withholding is required by law.

          (b) With the permission of the Committee, a Participant may satisfy the withholding obligation described in Subsection (a), in whole or in part, by electing to have the Corporation withhold shares of Common Stock (otherwise issuable to him or her) having a fair market value equal to the amount required to be withheld. An election by a Participant to have shares withheld for this purpose shall be subject to such conditions as may then be imposed thereon by any applicable securities law.

     11.6 Listing and Registration of Shares.
          -----------------------------------

          (a) No Option granted pursuant to the Plan shall be exercisable in whole or in part, and no share certificate shall be delivered, if at any relevant time a majority of the disinterested members of the Board shall determine in its discretion that the listing, registration or qualification of the shares of Common Stock subject to an Award on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, such Award, until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to a majority of the disinterested members of the Board.

          (b) If a registration statement under the Securities Act with respect to the shares issuable under the Plan is not in effect at any relevant time, as a condition of the issuance of the shares, a Participant (or any person claiming through a Participant) shall give the Committee a written statement, satisfactory in form and substance to the Committee, that he or she is acquiring the shares for his or her own account for investment and not with a view to their distribution. The Corporation may place upon any stock certificate for shares issued under the Plan the following legend or such other legend as the Committee may prescribe to prevent disposition of the shares in violation of the Securities Act or other applicable law:

               'THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ("ACT") AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THEM UNDER THE ACT OR A WRITTEN OPINION OF COUNSEL FOR THE CORPORATION THAT REGISTRATION IS NOT REQUIRED.'

     11.7 Disinterested Director. For purposes of this Plan, a director shall be
          -----------------------
          deemed "disinterested" if such person could qualify as a member of the Committee under Section 3.1.

     11.8 Gender; Number. Words of one gender, wherever used herein, shall be
          ---------------
          construed to include each other gender, as the context requires. Words used herein in the singular form shall include the plural form, as the context requires, and vice versa.

     11.9 Applicable Law. Except to the extent preempted by federal law, this
          ---------------
          Plan document, and the Agreements issued pursuant hereto, shall be construed, administered and enforced in accordance with the domestic internal law of the Commonwealth of Pennsylvania.

     11.10 Headings. The headings of the several articles and sections of this
           ---------
           Plan document have been inserted for convenience of reference only and shall not be used in the construction of the same.

                             SOVEREIGN BANCORP, INC.

     I/We hereby appoint Dennis S. Marlo, Patricia A. Zong and David A. Silverman, or any one of them acting in the absence of the other, as proxyholders, each with the power to appoint his or her substitute, and hereby authorize them to represent and to vote, as designated on the reverse side, all the shares of common stock of Sovereign Bancorp, Inc. ("Sovereign") held of record by me/us on March 1, 2001, at the Annual Meeting of Shareholders to be held on April 26, 2001, or any adjournment thereof.

     This proxy when properly executed will be voted in the manner directed on the reverse side. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF CLASS II DIRECTORS, FOR THE APPROVAL OF THE 2001 STOCK INCENTIVE PLAN AND FOR THE RATIFICATION OF INDEPENDENT AUDITORS. This proxy will be voted, in the discretion of the proxyholders, upon such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof as provided in the rules of the Securities and Exchange Commission.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


                     Please vote and sign on the other side.


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

   RETURN PROXY CARD IN ENCLOSED ENVELOPE AFTER COMPLETING, SIGNING AND DATING.

                                            Please mark
                                            your votes as   /X/
                                            indicated in
                                            this example
--------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
--------------------------------------------------------------------------------


MATTER NO. 1:            FOR all nominees listed        WITHHOLD AUTHORITY
ELECTION OF              below (except as marked        to vote for all nominees
CLASS II DIRECTORS       to the contrary below)         listed below
TO SERVE UNTIL 2004              /___/                         /___/


Daniel K. Rothermel; Jay S. Sidhu

     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
          STRIKE A LINE THROUGH HIS NAME IN THE ABOVE LIST.)

MATTER NO. 2:                        FOR               AGAINST           ABSTAIN
APPROVAL OF THE                     /__/                /__/               /__/
2001 STOCK INCENTIVE PLAN

MATTER NO. 3:                        FOR               AGAINST           ABSTAIN
RATIFY THE APPOINTMENT              /__/                /__/               /__/
OF ERNST & YOUNG LLP AS
SOVEREIGN'S INDEPENDENT
AUDITORS FOR THE FISCAL YEAR
ENDING DECEMBER 31, 2001

Signature(s) _______________________________________________  Date _____________

NOTE: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.







--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


If you are a shareholder planning to attend the annual meeting, please:

o retain the admission ticket included inside the proxy statement and present it at the meeting; and

o complete and return the attendance card included in the proxy statement as soon as possible.